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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PIER 1 IMPORTS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102

May 27, 2009

Dear Shareholder:

        The board of directors and management cordially invite you to attend Pier 1 Imports' annual meeting of shareholders to be held at 10:00 a.m., local time, on Wednesday, July 1, 2009, at Pier 1 Imports' corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102. The formal notice of the annual meeting of shareholders and proxy statement are attached. Please read them carefully. We are pleased to offer a live webcast of the annual meeting at www.pier1.com by linking through the "Investor Relations" page and then the "Events" page.

        It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete the proxy card located in the envelope's address window by indicating your vote on the issues presented and sign, date and return the proxy card in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. See the response to the question "How do I vote?" below for a more detailed description of voting procedures and the response to the question "Do I need an admission ticket to attend the annual meeting?" below for our procedures for admission to the meeting.

Sincerely,

Alexander W. Smith President and Chief Executive Officer	Tom M. Thomas Chairman of the Board

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 1, 2009

        Pier 1 Imports' annual meeting of shareholders will be held on Wednesday, July 1, 2009, at 10:00 a.m., local time, at Pier 1 Imports' corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102 for the following purposes:

  (1)
  to elect as directors the eight nominees named in the attached proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

  (2)
  to vote on a proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to effect a reverse stock split of Pier 1 Imports' common stock having a split ratio between, and including, 1-for-2 and 1-for-20, as will be selected by the board of directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State;

  (3)
  to vote on a proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to reduce the par value of Pier 1 Imports' common stock from $1.00 per share to $0.001 per share;

  (4)
  to vote on a proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to increase the authorized number of Pier 1 Imports' shares of preferred stock from 5,000,000 shares to 20,000,000 shares, to shorten the description of the authority of the board of directors to issue such shares, and to eliminate the terms and provisions of the Formula Rate Preferred Stock currently set forth in the Certificate of Incorporation;

  (5)
  to vote on a proposal to ratify the audit committee's approval to engage Ernst & Young LLP as Pier 1 Imports' independent registered public accounting firm for fiscal 2010;

  (6)
  to vote on a shareholder proposal, if properly submitted at the meeting; and

  (7)
  to transact any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

        Only shareholders of record at the close of business on May 4, 2009 (which is the record date for the annual meeting of shareholders) will be entitled to vote at the annual meeting.

        Pier 1 Imports will begin sending this combined proxy statement and annual report and the enclosed proxy card to all shareholders entitled to vote, on or about May 27, 2009.

By order of the board of directors,

Michael A. Carter
Senior Vice President and General Counsel,
Secretary

May 27, 2009
Fort Worth, Texas

PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL, TELEPHONE OR INTERNET WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEEETING OF SHAREHOLDERS TO BE HELD JULY 1, 2009:
Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and 2009 Annual Report are available on our web site at http://www.pier1.com/annualreport. Additionally, you may access the Notice of Annual Meeting, Proxy Statement and 2009 Annual Report at http://bnymellon.mobular.net/bnymellon/pir, which does not use "cookies" or other software that identifies visitors accessing the web site.

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 1, 2009

Questions and Answers Regarding the Annual Meeting

Why did I receive these proxy materials?

        These proxy materials are being mailed to all shareholders entitled to vote beginning on or about May 27, 2009. We are providing them to you in connection with the solicitation by the board of directors of Pier 1 Imports, Inc., a Delaware corporation, of proxies to be voted at our 2009 annual meeting of shareholders and at any adjournment or postponement of the meeting.

        You are receiving these proxy materials because you own shares of Pier 1 Imports' common stock that entitle you to vote at the meeting. Financial and other information concerning Pier 1 Imports is contained in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009. By use of a proxy, you can vote on the matters to be decided at the meeting without actually attending the meeting in person.

        You are invited to attend our annual meeting of shareholders on July 1, 2009, beginning at 10:00 a.m., local time. The annual meeting will be held at Pier 1 Imports' corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102. Shareholders will be admitted to the annual meeting shortly before it begins at 10:00 a.m., local time. Seating will be limited. You will need an admission ticket or proof of ownership to enter the annual meeting. See the response to the question "Do I need an admission ticket to attend the annual meeting?" below. Directions to Pier 1 Imports' corporate headquarters are located on the last page of this proxy statement.

        Pier 1 Imports' corporate headquarters is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. To request either of these accommodations, please contact our Investor Relations Department on or before June 17, 2009. You may make your request by mail to Pier 1 Imports, Inc., Attn.: Investor Relations Department, 100 Pier 1 Place, Fort Worth, Texas 76102 or by telephone at (817) 252-7835 or toll-free at (888) 807-4371.

        Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2009 Annual Report are available on our web site at http://www.pier1.com/annualreport. Additionally, you may access our proxy statement and 2009 Annual Report on Form 10-K at http://bnymellon.mobular.net/bnymellon/pir, which does not use "cookies" or other software that identifies visitors accessing the web site.

What will the shareholders vote on at the annual meeting?

        The shareholders will be asked to vote on the following items:

  •
  the election as directors of the eight nominees named in this proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

  •
  a proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to effect a reverse stock split of Pier 1 Imports' common stock having a split ratio between, and including, 1-for-2 and 1-for-20, as will be selected by the board of directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State;

  •
  a proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to reduce the par value of Pier 1 Imports' common stock from $1.00 per share to $0.001 per share;

  •
  to vote on a proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to increase the authorized number of Pier 1 Imports' shares of preferred stock from 5,000,000 shares to 20,000,000 shares, to shorten the description of the authority of the board of directors to issue such shares, and to eliminate the terms and provisions of the Formula Rate Preferred Stock currently set forth in the Certificate of Incorporation;

  •
  a proposal to ratify the audit committee's approval to engage Ernst & Young LLP as Pier 1 Imports' independent registered public accounting firm for fiscal 2010;

  •
  a shareholder proposal, if properly submitted at the meeting; and

  •
  any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Who is entitled to vote at the annual meeting?

        Holders of Pier 1 Imports' common stock at the close of business on May 4, 2009, are entitled to receive this notice and to vote their shares at the annual meeting. As of that date, there were 90,489,276 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        If your shares are registered directly in your name with Pier 1 Imports' transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the "shareholder of record." The notice of annual meeting, proxy statement, proxy card and accompanying documents have been sent directly to you by us.

        If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of these shares. The notice of annual meeting, proxy statement, proxy card and accompanying documents have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

        You may vote using any of the following methods:

  •
  By mail

    Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors.

    If you are a shareholder of record, and the prepaid envelope is missing, please mail your completed proxy card to BNY Mellon Shareowner Services, Proxy Processing, P.O. Box 3550, S. Hackensack, New Jersey 07606-9210.

  •
  By telephone or on the Internet

    The telephone and Internet voting procedures established by us for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

    You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S. and Canada please use the mail or Internet voting methods.

    The web site for Internet voting is http://www.proxyvoting.com/pir. Please have your proxy card in hand when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

    Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on June 30, 2009.

    The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials provided to you by your broker, bank or other holder of record.

    If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

  •
  In person at the annual meeting

    All shareholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the annual meeting.

        Your vote is important. Your timely response can save us the expense of attempting to contact you again.

What can I do if I change my mind after I vote my shares?

        If you are a shareholder of record, you can revoke your proxy prior to the completion of voting at the meeting by:

  •
  written notice to our corporate secretary at 100 Pier 1 Place, Fort Worth, Texas 76102;

  •
  timely delivery of a valid, later-dated proxy; or

  •
  voting in person at the annual meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

What shares are included on the proxy card?

        If you are a shareholder of record you will receive only one proxy card for all the shares you hold:

  •
  in certificate form

  •
  in book-entry form

  •
  in book-entry form purchased through the Pier 1 Imports, Inc. Direct Stock Purchase and Dividend Reinvestment Plan;

  and if you are a Pier 1 Imports employee:

  •
  in book-entry form granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan as a restricted stock award.

        If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What will happen if I sign and return my proxy card with no voting instructions?

        If you sign and return your proxy card with no voting instructions with respect to a matter to be voted on, your shares will be voted in accordance with the recommendation of the board of directors contained in this proxy statement.

Who will count the vote?

        Representatives of Pier 1 Imports' transfer agent, Mellon Investor Services LLC, will tabulate the votes and act as inspector of election.

Is there a list of shareholders entitled to vote at the annual meeting?

        The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., local time, at our corporate headquarters at 100 Pier 1 Place, Fort Worth, Texas 76102, by contacting our corporate secretary.

What constitutes a quorum?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum.

How are abstentions and "broker non-votes" counted in determining the presence of a quorum?

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How are abstentions and "broker non-votes" counted in voting?

        An abstention, if allowed for a proposal, will not be counted as voting "FOR" a matter, and, therefore, will have the same effect as a vote "AGAINST" the matter. Broker non-votes will have the same effect as a vote "AGAINST" Item 4 (to increase the authorized number of shares of preferred stock from 5,000,000 shares to 20,000,000 shares, to shorten the description of the authority of the board of directors to issue such shares, and to eliminate the terms and provisions of the Formula Rate Preferred Stock) and Item 6 (the shareholder proposal, if the proposal is properly presented at the meeting).

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

PROPOSAL	VOTE REQUIRED	DISCRETIONARY VOTING ALLOWED?
Election of Directors	Majority of the shares entitled to vote present in person or represented by proxy at the annual meeting	Yes
Amendment of Certificate of Incorporation of Pier 1 Imports, Inc. (Reverse Stock Split of Common Stock)	Majority of the outstanding shares entitled to vote on the proposal	Yes
Amendment of Certificate of Incorporation of Pier 1 Imports, Inc. (Reduce Par Value of Common Stock)	Majority of the outstanding shares entitled to vote on the proposal	Yes

Amendment of Certificate of Incorporation of Pier 1 Imports, Inc.
(Increase the Authorized Number of Shares of Preferred Stock, Shorten Board of Directors' Authority Description, and Eliminate Formula Rate Preferred Stock Provisions)	Majority of the outstanding shares entitled to vote on the proposal	No
Ratification of Ernst & Young LLP	Majority of the shares entitled to vote present in person or represented by proxy at the annual meeting	Yes
Shareholder Proposal	If the proposal is properly presented at the meeting, a majority of the shares entitled to vote present in person or represented by proxy at the annual meeting	No

        If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on the election of directors, the approval of the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. (reverse stock split of common stock), the approval of the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. (reduce par value of common stock), and the ratification of Ernst & Young LLP as our independent registered public accounting firm, even if the holder of record does not receive voting instructions from you. If you are a beneficial owner, your broker, bank or other holder of record is not permitted to vote on the approval of the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. (increase the authorized number of shares of preferred stock, shorten board of directors' authority description, and eliminate Formula Rate Preferred Stock provisions), or the shareholder proposal, absent instructions from you. Without your voting instructions, a broker non-vote will occur on these items.

Could other matters be decided at the annual meeting?

        At the date this proxy statement went to press, we did not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement.

        If you have returned your signed and completed proxy card and other matters are properly presented at the annual meeting for consideration, the proxies appointed by the board of directors (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

Can I access the notice of annual meeting, proxy statement, and accompanying documents on the Internet?

        The notice of annual meeting, proxy statement, and 2009 annual report are available on our web site at http://www.pier1.com/annualreport. Additionally, and in accordance with SEC rules, you may access these materials at http://bnymellon.mobular.net/bnymellon/pir, which does not use "cookies" or other software that identifies visitors accessing the web site.

        Instead of receiving future copies of our proxy statement and annual report materials by mail, shareholders can elect to receive an e-mail that will provide electronic links to these materials. Opting to receive or access your proxy materials online will save us the cost of reproducing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

        Shareholders of Record:    You may enroll in MLinkSM offered by Pier 1 Imports' transfer agent, Mellon Investor Services LLC, for online access to our future proxy statement and annual report materials by going to http://bnymellon.com/shareowner/isd and logging into, or activating, your Investor ServiceDirect® account where step-by-step instructions will prompt you through the enrollment process.

        Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive or access copies of these materials electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

        We have hired Mellon Investor Services LLC to assist us in soliciting proxies. We will pay all costs associated with the solicitation, including Mellon's fees, which it expects to be approximately $10,000, plus all mailing and delivery expenses. In addition to solicitations by mail, our officers and employees may solicit proxies on behalf of Pier 1 Imports personally and by telephone or other means, for which they will receive no compensation beyond their normal compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.

Do I need an admission ticket to attend the annual meeting?

        You will need an admission ticket or proof of ownership to enter the annual meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you plan to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it with you to the annual meeting.

        If your shares are held beneficially in the name of a broker, bank or other holder of record and you plan to attend the annual meeting, you must present proof of your ownership of Pier 1 Imports' common stock, such as a bank or brokerage account statement, to be admitted to the annual meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Pier 1 Imports' common stock, to:

    Pier 1 Imports, Inc.
    Attn.: Investor Relations Department
    100 Pier 1 Place
    Fort Worth, Texas 76102

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

        If you have any further questions about attending the meeting, please call our Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

Will the annual meeting be webcast?

        Our annual meeting also will be webcast live on the date and time of the meeting. You are invited to visit www.pier1.com by linking through the "Investor Relations" page and then "Events" page at 10:00 a.m., local time, on July 1, 2009, to access the webcast of the annual meeting. An archived copy of the webcast also will be available on our web site for a period of 90 days.

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,
DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

        The board of directors believes that good corporate governance is a prerequisite to achieving business success. Pier 1 Imports' board of directors has adopted formal written corporate governance guidelines, policies and procedures designed to strengthen Pier 1 Imports' corporate governance. Among other things, the guidelines contain standards for determining whether a director is independent, a code of business conduct and ethics applicable to all of Pier 1 Imports' directors, officers and employees, and charters for each of the board of directors' committees. The nominating and corporate governance committee is responsible for overseeing and reviewing the guidelines at least annually, and recommending any proposed changes to the full board for its approval. The Pier 1 Imports, Inc. Corporate Governance Guidelines, Code of Business Conduct and Ethics, Ethics Compliance Policies and Procedures and charters for the audit, compensation, and nominating and corporate governance committees are available on Pier 1 Imports' web site at www.pier1.com under the heading Investor Relations—Corporate Governance and are available in print free of charge to any shareholder who requests a copy by contacting our Investor Relations Department in writing at Pier 1 Imports, Inc., Attn.: Investor Relations Department, 100 Pier 1 Place, Fort Worth, Texas 76102, or by telephone at (817) 252-7835 or toll-free at (888) 807-4371.

Director Independence

        It is Pier 1 Imports' policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee, and nominating and corporate governance committee must be independent. To be considered independent, a director must satisfy both the subjective and objective independence requirements established by the New York Stock Exchange ("NYSE"). In assessing independence under the subjective test, the board of directors takes into account the standards in the objective tests, and reviews and discusses additional information provided by the directors and Pier 1 Imports with regard to each director's business and personal activities as they may relate to Pier 1 Imports and Pier 1 Imports' management. Based on the foregoing, as required by NYSE rules, the board of directors makes a subjective determination as to each independent director that no relationship exists with Pier 1 Imports which, in the opinion of the board of directors, is material. The board of directors has not established categorical standards or guidelines to make these subjective determinations. The board of directors will consider and apply all relevant facts and circumstances relating to a director in determining whether that director is independent.

        Based on the NYSE independence requirements, the board of directors has determined that seven of the eight members of the board of directors are independent. They are directors Mrs. Katz,

Ms. Smith and Messrs. Thomas, Burgoyne, Ferrari, Holland and London. Pier 1 Imports' president and chief executive officer, Alexander W. Smith, is the eighth member of the board of directors. Independence for the non-employee directors was considered under both the subjective and objective requirements of the NYSE. In other words, none of the non-employee directors was disqualified from independent status under the objective standard, and under the subjective standard each non-employee director was determined not to have a material relationship with Pier 1 Imports.

Meetings of Independent Directors without Management Present

        The independent directors of Pier 1 Imports met without management present four times during the last fiscal year. The chairman of the board of directors presides over these meetings.

Procedures for Communicating with Directors

        The board of directors has established a process by which shareholders and other interested parties can send communications to board members. Shareholders and other interested parties can send written communications to one or more members of Pier 1 Imports' board of directors, addressed to:

  [Name of Board Member], Board of Directors
  Pier 1 Imports, Inc.
  c/o Corporate Secretary
  100 Pier 1 Place
  Fort Worth, Texas 76102

        In addition, shareholders and other interested parties may communicate with the chairman of the audit committee, compensation committee, executive committee, or nominating and corporate governance committee by sending an email to auditchair@pier1.com, compchair@pier1.com, executivechair@pier1.com, or corpgovchair@pier1.com, respectively, as well as the independent directors as a group by sending an email to independentdirectors@pier1.com.

        Communications are distributed to the board of directors or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board of directors or committee will not be distributed, including spam, junkmail and mass mailings, product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, Pier 1 Imports will not distribute unsuitable material to its directors, including material that is unduly hostile, threatening or illegal.

Director Nomination Process

Board Member Qualification Criteria

        The board of directors has adopted Board Member Qualification Criteria listing the attributes and qualifications considered by the nominating and corporate governance committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

  •
  management and leadership experience;

  •
  relevant knowledge and diversity of background and experience; and

  •
  personal and professional ethics, integrity and professionalism.

        The committee also believes that the board of directors should be composed of individuals who have achieved a high level of distinction in business, accounting, finance, law, education or public service and who possess one or more of the following specific qualities or skills:

  •
  financial expertise;

  •
  general knowledge of the retail industry;

  •
  information technology experience;

  •
  international business experience; and

  •
  chief executive officer, chief financial officer or other senior management experience.

Internal Process for Identifying Candidates

        Members of the nominating and corporate governance committee or other Pier 1 Imports directors or executive officers may, from time to time, identify potential candidates for nomination to Pier 1 Imports' board of directors. The committee typically considers candidates for nomination to Pier 1 Imports' board of directors in early March of each year. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of Pier 1 Imports' Corporate Governance Guidelines, the Board Member Qualification Criteria and the projected needs of the board of directors at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm's responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors

        The nominating and corporate governance committee will consider candidates recommended by shareholders for election to Pier 1 Imports' board of directors. A shareholder who wishes to recommend a candidate for evaluation by the committee for inclusion as a nominee for director at the 2010 annual meeting of shareholders should forward by certified or express mail the candidate's name, business or residence address, principal occupation or employment and a description of the candidate's qualifications to the Chairman of the Nominating and Corporate Governance Committee, in care of the corporate secretary, Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102. To be properly considered by the committee, Pier 1 Imports' corporate secretary must receive the recommendation and all required information no later than 5:00 p.m., local time, on January 27, 2010.

        In order for a candidate recommended by a shareholder to be considered by the committee for inclusion as a nominee for director at the 2010 annual meeting of shareholders, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as a Pier 1 Imports director. The committee will also consider the independence of the candidate and evaluate the candidate in light of Pier 1 Imports' Corporate Governance Guidelines described above. The corporate secretary will send properly submitted shareholder recommendations to the chairman of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations at Annual Meeting

        Pier 1 Imports' by-laws also permit a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the by-laws. To comply with the advance notice provision of our by-laws, a shareholder who wishes to nominate a director for election at the 2010 annual meeting of shareholders must provide Pier 1 Imports written notice no earlier than April 2, 2010 and no later than May 2, 2010. You may contact Pier 1 Imports' corporate secretary to obtain the specific information that must be provided with the advance notice.

        No shareholder nominated an individual for election to the board of directors at Pier 1 Imports' 2009 annual meeting of shareholders.

Committees of the Board of Directors

        There are four standing committees of the board of directors. They are the audit committee, the compensation committee, the executive committee, and the nominating and corporate governance committee. A brief description of each committee's functions follows:

        Audit Committee.    The audit committee provides assistance to the board of directors in overseeing Pier 1 Imports' accounting, auditing, financial reporting and systems of internal controls. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1 Imports' independent registered public accounting firm. The audit committee also reviews Pier 1 Imports' quarterly and year-end financial statements. The board of directors has determined that each member of the audit committee is independent and is an audit committee financial expert, as defined by the SEC, and therefore has accounting or related financial management expertise and is financially literate within the meaning of NYSE listing standards.

        Compensation Committee.    The compensation committee oversees Pier 1 Imports' administration of base pay, short-term and long-term incentive compensation plans (including equity-based plans), perquisites, and retirement plans for Pier 1 Imports' executive officers. The compensation committee has the authority to review and approve corporate goals and objectives relevant to executive officer compensation programs, evaluate the performance of executive officers in light of those goals and objectives, evaluate overall company performance and relative shareholder return, and make recommendations to the board of directors on the establishment and amendment of compensation programs for executive officers.

        The compensation committee may, at any time, form and delegate authority to subcommittees of the compensation committee with responsibility for establishing corporate goals and objectives relevant to executive officer compensation programs and the design and administration of all elements of Pier 1 Imports' compensation program. The compensation committee may retain and/or terminate outside compensation consulting firms to assist in the evaluation of executive officer compensation. The compensation committee also may recommend to the board of directors, at least every other year, compensation for service to Pier 1 Imports as a member of the board of directors. The compensation committee has the authority to obtain advice and assistance from internal or external legal, accounting, and other advisors.

        The compensation committee and board of directors believe that attracting, retaining and motivating Pier 1 Imports' employees, and particularly Pier 1 Imports' executive management, are essential to Pier 1 Imports' performance and enhancing shareholder value. The compensation committee will continue to administer and develop Pier 1 Imports' compensation programs in a manner designed to achieve these objectives. The compensation committee also believes that the total compensation opportunity provided for the executive officers must be consistent with compensation of comparable peer group companies and in the Dallas/Fort Worth labor market.

        Base pay, short-term incentive and long-term incentive compensation recommendations for the executive officers are presented to the compensation committee at their meeting in March of each year.

The presentation includes recommendations of Pier 1 Imports' chief executive officer, human resources compensation group, or both, on those elements of compensation, plus recommended plan design changes, if any, and a summary of all awards to all eligible levels of management. That presentation may also, from time to time, include survey data from a peer group of retail companies for the compensation committee's consideration. That data may include studies and recommendations from outside consultants. Generally, the compensation committee and board of directors consider approval of the fiscal year compensation in March (the first month of the fiscal year) of each year with a targeted effective date in April. Implementation of any equity grant portion of the compensation for the year occurs after board of directors and compensation committee approval. In addition to the compensation committee consultant described below, Pier 1 Imports' management may, from time to time, retain an outside consultant for assistance and guidance in the formulation of new compensation programs and the modification of existing compensation programs.

        During fiscal 2009, the compensation committee retained Towers, Perrin, Forster & Crosby, Inc. as its executive compensation consultant. In its role as executive compensation consultant, Towers Perrin reports directly to and is accountable to the compensation committee, which has the authority to hire, retain, and dismiss its advisor. For fiscal 2009, Towers Perrin provided market data and recommendations regarding executive perquisites, the base salary, short-term incentive and long-term incentive elements of total compensation and non-employee director compensation. The market data was from a peer group of specialty retailers, all of which are publicly traded.

        Executive Committee.    The executive committee directs and manages Pier 1 Imports' business and affairs in the intervals between board of directors meetings. In doing so, the executive committee has all of the powers and authority of the full board in the management of Pier 1 Imports' business, except for powers or authority that may not be delegated to the executive committee as a matter of law or that are delegated by the board of directors to another committee.

        Nominating and Corporate Governance Committee.    The nominating and corporate governance committee is responsible for considering and making recommendations to the board of directors regarding nominees for election to the board of directors and the membership of the various board of directors committees. The nominating and corporate governance committee is also responsible for overseeing the Pier 1 Imports, Inc. Corporate Governance Guidelines described earlier in this proxy statement plus other corporate governance matters.

Directors Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

        In fiscal 2009, each director attended at least 75% of the total number of board of directors meetings and meetings of the board of directors committee or committees on which he or she served and which were held during the time of his or her service as a director and/or committee member. Although Pier 1 Imports has no formal policy on the matter, all directors are encouraged to attend Pier 1 Imports' annual meeting of shareholders. Last year, all directors attended Pier 1 Imports' annual meeting of shareholders. Committee memberships, the number of meetings of the full board and each committee, and each director's dates of service for fiscal 2009 are shown in the table below.

Name	Board of Directors	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
John H. Burgoyne 03/02/2008 to 02/28/2009	Member		Chairman
Michael R. Ferrari 03/02/2008 to 02/28/2009	Member	Member			Chairman
Robert B. Holland, III 03/02/2008 to 02/28/2009	Member		Member
Karen W. Katz 03/02/2008 to 02/28/2009	Member		Member	Member
Terry E. London 03/02/2008 to 02/28/2009	Member	Chairman
Alexander W. Smith 03/02/2008 to 02/28/2009	Member			Member
Cece Smith 03/02/2008 to 02/28/2009	Member	Member			Member
Tom M. Thomas 03/02/2008 to 02/28/2009	Chairman			Chairman	Member
Number of Meetings in Fiscal 2009	13	11	5	0	2

Non-Employee Director Compensation for the Fiscal Year Ended February 28, 2009

Fees Paid to Directors

        Directors who are Pier 1 Imports employees do not receive any compensation for their board activities. Each director who is not a Pier 1 Imports employee receives an annual cash retainer of $150,000. In addition, the audit committee chairman and compensation committee chairman each receive an additional annual cash retainer of $25,000; the nominating and corporate governance committee chairman receives an additional annual cash retainer of $10,000; and the non-executive chairman of the board of directors receives an additional annual cash retainer of $75,000. During fiscal 2009, the annual retainers were paid on April 11, 2008 for the period March 2, 2008 through December 31, 2008 and on January 2, 2009 for the period January 1, 2009 through February 28, 2009. Non-employee directors do not receive stock option or restricted stock grants or meeting fees.

        All of Pier 1 Imports' non-employee directors participate in Pier 1 Imports' Director Deferred Stock Unit Program as set forth in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan and the Pier 1 Imports, Inc. 1999 Stock Plan. During fiscal 2009, the program provided an optional deferral of up to 100% of the annual retainer fees. Deferred director annual retainer fees (but not committee chair or chairman annual retainers) are matched 25% by Pier 1 Imports and the total deferred fees and matching contributions are converted into an equivalent value of deferred stock units ("DSU's") up to the 2006 Plan's maximum calendar year limit of 375,000 units per individual. Deferred fees plus matching contributions are converted to DSU's based on the closing price of Pier 1 Imports' common stock on the day the fees are paid. The DSU's are credited to an account maintained by Pier 1 Imports for each non-employee director. Each DSU is the economic equivalent of one share of Pier 1 Imports' common stock. Each DSU is eligible to receive dividends payable on Pier 1 Imports' common stock in additional DSU's equal to the dividend per share of common stock divided by the closing price of

Pier 1 Imports' common stock on the dividend payable date. Pier 1 Imports discontinued its quarterly cash dividend on October 2, 2006. The DSU's are settled in shares of Pier 1 Imports' common stock within thirty days after the person ceases to be a member of the board of directors, except that (i) the DSU's then credited to such director are adjusted, both as to deferred stock units and cash fees, for the period of service as a director, and (ii) DSU's are paid in cash to the extent applicable plan limitations at such time preclude distributions of Pier 1 Imports' common stock.

Fiscal 2009 Non-Employee Director Compensation Table

        The following table sets forth a summary of the compensation with respect to the fiscal year ended February 28, 2009 for services rendered in all capacities to Pier 1 Imports by its non-employee directors:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John H. Burgoyne	$175,000	$24,063	$0	$0	$0	$0	$199,063
Michael R. Ferrari	$160,000	$16,250	$0	$0	$0	$0	$176,250
Robert B. Holland, III	$150,000	$31,875	$0	$0	$0	$0	$181,875
Karen W. Katz	$150,000	$31,875	$0	$0	$0	$0	$181,875
Terry E. London	$175,000	$16,250	$0	$0	$0	$0	$191,250
Cece Smith	$150,000	$31,875	$0	$0	$0	$0	$181,875
Tom M. Thomas	$225,000	$31,875	$0	$0	$0	$0	$256,875

(1)
This column represents the amount of cash compensation earned in fiscal 2009 for board and committee service. As described in footnote 2 below, either 10%, 50%, 75% or 100% of this cash compensation was deferred.

(2)
This column represents the dollar value of Pier 1 Imports' 25% match on director annual retainer fees (but not committee chair or chairman annual retainers) deferred by each director. This amount was converted to DSU's as shown in the table below. The dollar amount recognized for fiscal 2009 financial statement reporting purposes was the grant date fair value of such DSU's granted in fiscal 2009 in accordance with SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). The number of DSU's is calculated using the closing price of Pier 1 Imports' common stock on the day the fees are paid, which price approximates the fair value of the units.

The following table shows fiscal 2009 DSU's for each non-employee director given his or her fees, deferral percentage and Pier 1 Imports' match:

Name	Total Fiscal Year 2009 Fees Earned ($)	Deferral %(a)	Fiscal Year 2009 Fees Deferred ($)	DSU's Converted from Deferred Fees (#)	DSU's Converted from 25% Company Match (#)	Dividends Deferred During Fiscal Year 2009 ($)	DSU's Converted from Deferred Dividends (#)	Aggregate DSU's Owned at Fiscal 2009 Year-End (#)
John H. Burgoyne	$175,000	75% / 10%	$112,292	21,973	4,708	$0	0	86,929
Michael R. Ferrari	$160,000	50% / 10%	$69,333	15,615	3,660	$0	0	75,474
Robert B. Holland, III	$150,000	100% / 10%	$127,500	23,029	5,757	$0	0	52,534
Karen W. Katz	$150,000	100% / 10%	$127,500	23,029	5,757	$0	0	91,045
Terry E. London	$175,000	50% / 10%	$75,833	17,079	3,660	$0	0	50,441
Cece Smith	$150,000	100% / 10%	$127,500	23,029	5,757	$0	0	52,534
Tom M. Thomas	$225,000	100% / 10%	$191,250	34,543	5,757	$0	0	145,334

(a)
Given Pier 1 Imports' unprecedented stock price decline, effective January 1, 2009, each non-employee director elected to defer only 10% of his or her cash fees. If the historical deferral elections had remained in place effective January 1, 2009, then given the stock price shown below for January 2, 2009 and similarly lower prices after that date, those elections would have resulted in a depletion of shares available for grant under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.

        The following table shows the Pier 1 Imports' common stock closing price by date used to calculate the number of DSU's to be received for deferred director fees plus Pier 1 Imports' match. This closing price also represents the grant date fair value per share of each award in accordance with SFAS 123R.

Date on which Fees were Paid	Closing Price of Pier 1 Imports' Common Stock on Date on which Fees were Paid
April 11, 2008	$7.45
January 2, 2009	$0.40

Stock options outstanding for each non-employee director on February 28, 2009 are shown below:

Name	Grant Date	Expiration Date	Exercise Price	Aggregate Number of Outstanding Stock Options (Exercisable)
John H. Burgoyne	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/28/2004	06/28/2014	$17.2500	6,000
	06/27/2003	06/27/2013	$20.3500	6,000
	06/28/2002	06/28/2012	$21.0000	6,000
	06/29/2001	06/29/2011	$11.5000	6,000
	06/23/2000	06/23/2010	$9.3125	6,000
	06/25/1999	06/25/2009	$10.8750	11,000

Total				53,000
Michael R. Ferrari	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/28/2004	06/28/2014	$17.2500	6,000
	06/27/2003	06/27/2013	$20.3500	6,000
	06/28/2002	06/28/2012	$21.0000	6,000
	06/29/2001	06/29/2011	$11.5000	6,000
	06/23/2000	06/23/2010	$9.3125	6,000
	06/25/1999	06/25/2009	$10.8750	11,000

Total				53,000
Robert B. Holland, III	N/A	N/A	N/A	N/A
Karen W. Katz	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/28/2004	06/28/2014	$17.2500	6,000
	06/27/2003	06/27/2013	$20.3500	6,000
	06/28/2002	06/28/2012	$21.0000	6,000
	06/29/2001	06/29/2011	$11.5000	6,000
	06/28/2001	06/28/2011	$11.1100	5,000

Total				41,000
Terry E. London	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/28/2004	06/28/2014	$17.2500	6,000
	09/25/2003	09/25/2013	$19.4000	5,000

Total				23,000
Cece Smith	N/A	N/A	N/A	N/A
Tom M. Thomas	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/27/2003	06/27/2013	$20.3500	6,000
	06/28/2002	06/28/2012	$21.0000	6,000

Total				24,000

        On December 15, 2008, the board of directors amended and restated Pier 1 Imports' non-employee director compensation plan. Pursuant to the amended and restated plan, each non-employee director will continue to receive an annual cash retainer of $150,000. In addition, the audit committee chairman and compensation committee chairman will each continue to receive an annual retainer of $25,000; the nominating and corporate governance committee chairman will continue to receive an annual retainer of $10,000; and the non-executive chairman of the board will continue to receive an annual retainer of $75,000. The annual retainers will continue to be payable in advance at the beginning of each fiscal year with Pier 1 Imports having the right to adjust the credited DSU's of a non-employee director who ceases to be a director of Pier 1 Imports for the amount of the fees paid and DSU's credited for the period after the non-employee director ceases to be a director. Pursuant to the amended and restated plan, each non-employee director may continue to elect to defer all or any portion of their director compensation into an equivalent value of DSU's. Also, pursuant to the amended and restated plan, deferrals of the director annual retainer (but not the committee chairman or chairman annual retainers) will continue to receive a 25% Pier 1 Imports' match on the deferred amount. The deferred fees and matching contributions converted to DSU's are subject to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan's maximum calendar year limit of 375,000 units per individual.

Security Ownership of Management

        The following table indicates the ownership of Pier 1 Imports' common stock by each director and nominee, each executive officer named in the Summary Compensation Table below, and all directors and executive officers as a group, as of May 4, 2009, unless otherwise indicated below:

Name of Beneficial Owner	Common Shares Beneficially Owned(1)(2)		Percent of Class
John H. Burgoyne	256,616		*
Michael R. Ferrari	230,124		*
Robert B. Holland, III	171,284		*
Gregory S. Humenesky	163,534		*
Jay R. Jacobs	672,695		*
Karen W. Katz	225,795		*
Sharon M. Leite	55,610		*
Terry E. London	179,691		*
Alexander W. Smith	1,150,000		1.26%
Cece Smith	182,284		*
Tom M. Thomas	350,584		*
Charles H. Turner	701,159		*
David A. Walker	687,493	(3)	*
All directors and executive officers as a group (14 individuals)	5,214,637		5.50%

    *
    Represents less than 1% of the outstanding shares of the class.

    (1)
    The table includes shares issuable within 60 days of May 4, 2009 to Mr. Burgoyne (53,000 shares, of which 11,000 shares expire June 25, 2009), Mr. Ferrari (53,000 shares, of which 11,000 shares expire June 25, 2009), Mr. Holland (0 shares), Mr. Humenesky (88,750 shares), Mr. Jacobs (503,750 shares), Mrs. Katz (41,000 shares), Ms. Leite (18,750 shares), Mr. London (23,000 shares), Mr. Smith (1,000,000 shares), Ms. Smith (0 shares), Mr. Thomas (24,000 shares), Mr. Turner (518,750 shares), Mr. Walker (630,000 shares), and to all directors and executive officers as a group (3,067,750 shares) upon the exercise of stock options granted pursuant to Pier 1 Imports' stock option plans.

    (2)
    The table includes DSU's as of May 4, 2009 for Mr. Burgoyne (193,179 DSU's), Mr. Ferrari (174,224 DSU's), Mr. Holland (146,284 DSU's), Mrs. Katz (184,795 DSU's), Mr. London (156,691 DSU's), Ms. Smith (146,284 DSU's), and Mr. Thomas (276,584 DSU's). The DSU's will be exchanged one-for-one for shares of Pier 1 Imports' common stock within 30 days after the director ceases to be a member of the board of directors subject to adjustment, if any, as described above under the caption "Non-Employee

      Director Compensation for the Fiscal Year Ended February 28, 2009". A DSU is the economic equivalent of one share of Pier 1 Imports' common stock.

    (3)
    Mr. Walker's employment ended on August 15, 2008. At that time, Mr. Walker directly owned 57,493 shares of Pier 1 Imports' common stock, and non-qualified stock options totaling 639,500 shares. The options are fully vested and exercisable until the earlier of the expiration date of the grant or August 15, 2011. On September 17, 2008 and March 25, 2009, respectively, 6,000 and 3,500 non-qualified stock options expired.

Security Ownership of Certain Beneficial Owners

        The following table indicates the ownership by each person who is known by Pier 1 Imports as of May 4, 2009 to beneficially own more than 5% of Pier 1 Imports' common stock:

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Class
Adage Capital Management, L.P. 200 Clarendon Street, 52nd Floor Boston, Massachusetts 02116	8,705,700	(1)	9.8%
Jakup a Dul Jacobsen Sundaborg 7 Reykjavik, Iceland	8,594,200	(2)	9.7%
SCSF Equities, LLC 5200 Town Center Circle, Suite 600 Boca Raton, Florida 33486	5,543,579	(3)	6.2%
Greek Investments, Inc. Harbour House Queen Street Grand Turk Turks and Caicos Islands	4,513,936	(4)	5.0%

    (1)
    This information was obtained from a Schedule 13G (Amendment No. 2) filed with the SEC on February 17, 2009 by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross as beneficial owners of the shares listed. The filing indicates that the beneficial owners have shared voting power and shared dispositive power over all of the shares listed.

    (2)
    This information was obtained from a Schedule 13D (Amendment No. 3) filed with the SEC on October 9, 2007 by Jakup a Dul Jacobsen and Lagerinn ehf as beneficial owners of the shares listed. The filing indicates that Jakup a Dul Jacobsen and Lagerinn ehf have shared voting power and shared dispositive power over all the shares listed.

    (3)
    This information was obtained from a Schedule 13D filed with the SEC on October 27, 2008 by SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities Fund, LP, Sun Capital Securities Advisors, LP, Sun Capital Securities, LLC, Marc J. Leder, and Rodger R. Krouse, as beneficial owners of the shares listed. The filing indicates that the beneficial owners have shared voting power and shared dispositive power over all of the shares listed.

    (4)
    This information was obtained from a Schedule 13G filed with the SEC on April 23, 2009 by Greek Investments, Inc., Maria Konstantinu, Jorge Constantino, Panayotis Constantino and Athenea Constantino, as beneficial owners of the shares listed. The filing indicates that the beneficial owners have shared voting power and shared dispositive power over all of the shares listed.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Pier 1 Imports' directors and executive officers, and persons who own more than 10% of a registered class of Pier 1 Imports' equity securities to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of Pier 1 Imports' common stock or other equity securities. Pier 1 Imports' executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Pier 1 Imports with copies of all Section 16(a) forms they file. To Pier 1 Imports' knowledge, all Section 16(a) filing requirements applicable to Pier 1 Imports' executive officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PERSON TRANSACTIONS

        Each director of Pier 1 Imports who served as a member of the compensation committee during fiscal year ending February 28, 2009, is identified above under the caption "Directors Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders". During fiscal 2009, there were no compensation committee interlocks or insider participation.

Related Person Transaction Policies and Procedures

        Pier 1 Imports' board of directors has adopted a written Related Person Transaction Policies and Procedures which is administered by the nominating and corporate governance committee. The policy applies to any transaction or series of transactions in which Pier 1 Imports is a participant, the amount involved exceeds $120,000 annually, and a related person has a direct or indirect material interest. Transactions that fall within the policy will be reviewed by the committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interest of Pier 1 Imports. The policy provides for standing pre-approval or ratification of certain interested transactions, along with authority for the chairman of the committee to pre-approve or ratify interested transactions subject to the policy which fall below a specified dollar amount.

Transactions with Related Persons

        During fiscal 2009, there were no transactions exceeding $120,000 in which Pier 1 Imports was a participant, or is to be a participant, and in which any related person had or will have a direct or indirect material interest.

        Pier 1 Imports indemnifies its directors and its executive officers to the fullest extent permitted by law and has also entered into agreements with these individuals contractually obligating Pier 1 Imports to provide this indemnification to them.

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

ITEM 1—Election of Directors

        The shareholders will vote to elect as directors the eight nominees named below at the annual meeting of shareholders. Those elected will serve on the board of directors until the next annual meeting and until their successors are elected and qualified. The board of directors, upon the recommendation of the board of directors' nominating and corporate governance committee, has nominated each person listed below to stand for election. Although Pier 1 Imports does not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board of directors may reduce its size or choose a substitute for that nominee.

        In order to be elected, a nominee for director must receive the affirmative vote of a majority of the shares of common stock entitled to vote present in person or represented by proxy at the annual meeting. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares "FOR" the election of each of the nominees listed below as a director. Any such shares not voted (whether by abstention or otherwise) will have the same effect as a vote "AGAINST" each of the nominees listed below as a director.

        The board of directors unanimously recommends a vote "FOR" the election of each of the following nominees as a director.

Nominees for Directors

JOHN H. BURGOYNE

        John H. Burgoyne, age 67, has been a director of Pier 1 Imports since February 1999. During fiscal 2009, he was the chairman of the compensation committee. Mr. Burgoyne is retired and served as president of Burgoyne and Associates, an international consulting firm from March 1996 through February 2007. From May 1995 to March 1996, Mr. Burgoyne served as the general manager of IBM's Travel Industry Sector for their Asia Pacific Region. Prior to that time, he served as the president and general manager of IBM China Corporation, Ltd.

MICHAEL R. FERRARI

        Michael R. Ferrari, age 69, has been a director of Pier 1 Imports since February 1999. During fiscal 2009, he was a member of the audit committee and chairman of the nominating and corporate governance committee. He is the president of Ferrari and Associates LLC, a higher education consulting firm he established in May 2003. Dr. Ferrari was elected Chancellor Emeritus of Texas Christian University by the university's board of trustees on June 1, 2003, and served as chancellor of Texas Christian University and as professor of management in the M. J. Neeley School of Business at Texas Christian University from July 1998 through May 2003. From 1985 to 1998, he served as president and professor of management at Drake University.

ROBERT B. HOLLAND, III

        Robert B. Holland, III, age 56, has been a director of Pier 1 Imports since June 2007. During fiscal 2009, he was a member of the compensation committee. He represented the United States on the board of executive directors of the World Bank in various capacities, including executive director and alternate and acting executive director, from 2002 to 2006. During that time, Mr. Holland served on the World Bank's audit committee. Since leaving his position as U.S. executive director, Mr. Holland has served on the board of directors of Max Petroleum plc, where he serves on the compensation committee, as audit committee chairman and co-chairman of the board. From January 2007 to November 2007, he served on the board of directors of Affiliated Computer Systems, Inc., where he served as a member of the audit committee. Prior to his appointment as U.S. executive director, Mr. Holland was managing director of Texas Ltd., a strategic consulting firm.

KAREN W. KATZ

        Karen W. Katz, age 52, has been a director of Pier 1 Imports since June 2001. During fiscal 2009, she was a member of the executive committee and the compensation committee. She has served as president and chief executive officer of Neiman Marcus Stores since December 2002. In 2007, her responsibilities were expanded and she was elevated to executive vice president, office of the chairman, The Neiman Marcus Group. From May 2000 to December 2002, she served as president and chief executive officer of Neiman Marcus Direct, a division of The Neiman Marcus Group. Prior to that time, she served as executive vice president of stores for Neiman Marcus Stores from February 1998 to

May 2000 and senior vice president and director of stores of Neiman Marcus Stores from October 1996 to February 1998.

TERRY E. LONDON

        Terry E. London, age 59, has been a director of Pier 1 Imports since September 2003. During fiscal 2009, he was the chairman of the audit committee. In February 2008 London Partners LLC, a private equity investment firm established by Mr. London in August 2000, merged into London Broadcasting Company, Inc. Since October 2007 he has served as president of London Broadcasting Company, Inc. From May 1997 to August 2000 he served as president and chief executive officer of Gaylord Entertainment Company, a specialty lodging and entertainment company. Prior to that time, he served as chief financial and administrative officer of Gaylord Entertainment from November 1991 to April 1997. He also serves as a director of Johnson Outdoors, Inc. and Tri-Artisan Acquisition Corp.

ALEXANDER W. SMITH

        Alexander W. Smith, age 56, has been a director of Pier 1 Imports, has served as its president and chief executive officer and has been a member of Pier 1 Imports' executive committee since February 19, 2007. From March 2004 to February 18, 2007, Mr. Smith served as the senior executive vice president, group president of The TJX Companies, Inc. From 2001 to March 2004, Mr. Smith served as executive vice president, group executive, international of The TJX Companies, Inc. He also serves as a director and chairman of the compensation committee of Papa John's International, Inc. Mr. Smith is not related to Cece Smith.

CECE SMITH

        Cece Smith, age 64, has been a director of Pier 1 Imports since June 2007. During fiscal 2009, she was a member of the nominating and corporate governance committee and the audit committee. In September of 2007, Ms. Smith retired from her position as Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm which she co-founded in 1986 that invested in retail and consumer businesses. She serves on the executive boards of the Dallas Symphony Association and the Edwin L. Cox School of Business at Southern Methodist University. She also serves as a director of Brinker International, Inc. Ms. Smith is not related to Alexander W. Smith.

TOM M. THOMAS

        Tom M. Thomas, age 67, has been a director of Pier 1 Imports since September 1998. During fiscal 2009 he was the non-executive chairman of the board, chairman of the executive committee and a member of the nominating and corporate governance committee. On February 1, 2008, he formed the law firm Thomas & Blackwood LLP and is a partner in the firm. From August 2005 to January 31, 2008, Mr. Thomas was a shareholder of the Winstead PC law firm (formerly known as Winstead Sechrest & Minick P.C.). From September 2001 to July 2005, he was a senior partner of Kolodey, Thomas & Blackwood, LLP, a law firm. He was also senior partner of Thomas & Culp, LLP, a law firm, from 1994 to August 2001.

        The board of directors unanimously recommends a vote "FOR" the election of each of the above-named nominees as a director.

ITEM 2—Proposal to Approve an Amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to Effect a Reverse Stock Split of Pier 1 Imports' Common Stock Having a Split Ratio Between, and Including, 1-for-2 and 1-for-20, as will be Selected by the Board of Directors Prior to the Time of Filing Such Certificate of Amendment with the Delaware Secretary of State

        The board of directors has unanimously adopted a resolution seeking shareholder approval to amend Pier 1 Imports' Certificate of Incorporation to effect a reverse stock split of Pier 1 Imports' common stock. If this proposal is approved by the shareholders, the board of directors may subsequently effect, in its sole discretion, the reverse stock split using a split ratio of between, and including, 1-for-2 and 1-for-20 (e.g., 1-for-2, 1-for-10, 1-for-15, or 1-for-20). Approval of this proposal by the shareholders would give the board of directors authority to implement the reverse stock split at any time on or before the day prior to the 2010 annual meeting of shareholders. In addition, notwithstanding the approval of this proposal by the shareholders, the board of directors may, in its sole discretion, determine not to effect and abandon the reverse stock split without further action by the shareholders.

        The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached to this proxy statement as Appendix A. The amendment will effect a reverse stock split of Pier 1 Imports' common stock using a split ratio between, and including, 1-for-2 and 1-for-20, where the actual ratio within this range will be selected by the board of directors following shareholder approval. The board of directors believes that shareholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the board of directors with the flexibility to achieve the desired results of the reverse stock split. If the shareholders approve this proposal, the reverse stock split will be effected only upon a determination by the board of directors that the reverse stock split is in the best interests of the shareholders at that time. In connection with any determination to effect a reverse stock split, the board of directors will set the timing for such a split and select the specific ratio from within the range of ratios set forth herein. If the board of directors does not implement the reverse stock split on or before the day prior to the 2010 annual meeting of shareholders, the authority granted in this proposal to implement the reverse stock split on these terms will terminate. The board of directors reserves its right to elect not to proceed and abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the shareholders. No further action by the shareholders will be required for the board of directors to either implement or abandon the reverse stock split.

        In determining which reverse stock split ratio to implement, if any, following the receipt of shareholder approval, the board of directors may consider, among other things, factors such as:

  •
  the historical trading price and trading volume of Pier 1 Imports' common stock,

  •
  the then prevailing trading price and trading volume of Pier 1 Imports' common stock and the anticipated impact of the reverse stock split on the trading market for Pier 1 Imports' common stock,

  •
  our ability to continue our listing on the NYSE,

  •
  which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs, and

  •
  prevailing general market and economic conditions.

        To avoid the existence of fractional shares of Pier 1 Imports' common stock, shareholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from the exchange agent and, where shares are held in certificated form, the surrender of all old certificate(s) and receipt by the exchange agent of a properly completed and duly executed transmittal letter, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the exchange agent of all fractional shares otherwise issuable.

        At the close of business on May 4, 2009, Pier 1 Imports had 90,489,276 shares of common stock issued and outstanding. Based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-10 reverse stock split, we would have approximately 9,048,928 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by the board of directors. We do not expect the reverse stock split itself to have any economic effect on the shareholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

        The board of directors authorized the resolution to seek shareholder approval to effect the reverse split of Pier 1 Imports' common stock with the primary intent of increasing the price of Pier 1 Imports' common stock in order to meet the NYSE's price criteria for continued listing on that exchange. Pier 1 Imports' common stock is publicly traded and listed on the NYSE under the symbol "PIR." The board of directors believes that, in addition to increasing the price of Pier 1 Imports' common stock, the reverse stock split would also reduce certain of our costs, such as NYSE listing fees, and make Pier 1 Imports' common stock more attractive to a broader range of institutional and other investors. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of Pier 1 Imports' common stock. Accordingly, we believe that authority granted to the board of directors to effect the reverse stock split is in Pier 1 Imports' and the shareholders' best interests.

        On December 15, 2008, we were notified in writing by NYSE Regulation, Inc. that the trading price of Pier 1 Imports' common stock was below the price criteria of the NYSE's continued listing standards, as the average per share closing price of Pier 1 Imports' common stock over a consecutive 30 trading-day period was less than $1.00. The letter stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading-days are not attained at the expiration of a six-month cure period, the NYSE would commence suspension and delisting procedures. Under NYSE rules, Pier 1 Imports originally had six months from December 15, 2008 to achieve compliance with the NYSE's continued listing standard. On February 26, 2009, the NYSE temporarily suspended its $1.00 minimum price requirement until June 30, 2009. The suspension extended the time that Pier 1 Imports had to comply with the NYSE's continued listing standards to approximately October 15, 2009 because the duration of the suspension did not count against the original six-month cure period. On May 2, 2009, NYSE Regulation, Inc. notified us that Pier 1 Imports had regained compliance with the $1.00 minimum price requirement since as of April 30, 2009 Pier 1 Imports' common stock had a closing price above $1.00 per share and had maintained a consecutive 30 trading-day average above $1.00 as of that date. Failure to maintain the NYSE's minimum price requirement in the future, however, could result in the removal of Pier 1 Imports' common stock from the NYSE.

        In addition to establishing a mechanism for the price of Pier 1 Imports' common stock to meet the NYSE's minimum price requirement, we also believe that the reverse stock split will make Pier 1 Imports' common stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of Pier 1 Imports' common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

        Reducing the number of outstanding shares of Pier 1 Imports' common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of Pier 1 Imports' common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of Pier 1 Imports' common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of Pier 1 Imports' common stock will increase following the reverse stock split, that the market price of Pier 1 Imports' common stock will not decrease in the future, or that Pier 1 Imports could fall below other continued listing criteria of the NYSE.

Effects of the Reverse Stock Split

  General

        If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of Pier 1 Imports' common stock based on the reverse stock split ratio selected by the board of directors. Pier 1 Imports' common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of Pier 1 Imports' common stock under the Exchange Act, or, except as described above, the listing of Pier 1 Imports' common stock on the NYSE. Following the reverse stock split, Pier 1 Imports' common stock will continue to be listed on the NYSE under the symbol "PIR," although it will be considered a new listing with a new CUSIP number.

        Proportionate voting rights and other rights of the holders of Pier 1 Imports' common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of Pier 1 Imports' common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of Pier 1 Imports' common stock after the reverse stock split. The number of shareholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the reverse stock split may result in some shareholders owning "odd lots" of less than 100 shares of Pier 1 Imports' common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The board of directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

  Effectiveness of Reverse Stock Split

        The reverse stock split, if approved by the shareholders and implemented by the board of directors, would become effective upon the filing and effectiveness (the "Effective Time") of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. It is expected that such a filing would take place promptly after any implementation of a reverse stock split by the board of directors, assuming the shareholders approve this proposal. However, the exact timing of the filing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to Pier 1 Imports and the shareholders. In addition, approval of this proposal grants the board of directors the right, in its sole discretion, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, the board of directors, in its sole discretion, determines that it is no longer in Pier 1 Imports' best interests and the best interests of the shareholders to proceed with the reverse stock split.

  Effect on Pier 1 Imports' Stock Plans

        As of May 4, 2009, Pier 1 Imports had approximately 11,588,700 shares subject to stock options, 1,278,042 director deferred stock units not exchanged for common stock and 331,684 shares of unvested restricted stock outstanding under the Pier 1 Imports, Inc. 1989 Employee Stock Option Plan ("1989 Plan"), the Pier 1 Imports, Inc. 1999 Stock Plan ("1999 Plan") and the Pier 1 Imports, Inc. 2006 Stock Incentive Plan ("2006 Plan," and collectively with the 1989 Plan, the 1999 Plan and the 2006 Plan, the "Stock Plans"). Under the 1989 Plan and the 1999 Plan, the compensation committee of the board of directors has discretion to determine the appropriate adjustment to the awards granted under each plan in the event of a stock split. Should the reverse stock split be effected, the 2006 Plan provides for automatic proportionate adjustments to the number of shares available for issuance and awardable, automatic proportionate adjustments to the shares awarded and the exercise price, grant price or purchase price relating to awards under such plan, plus automatic proportionate adjustments to the awarded director deferred stock units. Should the reverse stock split be effected, the compensation committee has approved proportionate adjustments to the shares awarded under the 1989 Plan and the 1999 Plan, proportionate adjustments to the exercise price, grant price or purchase price relating to awards under each plan, plus proportionate adjustments to the awarded director deferred stock units under the 1999 Plan. Under the 2006 Plan, any fractional shares resulting from such adjustments are rounded up to the next whole share. The compensation committee has discretion under the 1989 Plan and the 1999 Plan on the treatment of fractional shares and will treat fractional shares in the same manner as the 2006 Plan.

        Accordingly, if this proposal is approved by the shareholders and a reverse stock split is implemented by the board of directors, upon the filing of an amendment to our Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and awardable and the exercise price, grant price or purchase price relating to any award under Pier 1 Imports' Stock Plans will be proportionately adjusted using the split ratio selected by the board of directors (subject to the treatment of fractional shares as described above). The compensation committee has also authorized Pier 1 Imports to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our Stock Plans. For example, if a 1-for-10 reverse stock split is effected, the 1,005,714 shares that remain available for issuance under the 2006 Plan as of May 4, 2009, would be adjusted to 100,572 shares, subject to increase as and when awards expire or are forfeited and are returned per the terms of the 2006 Plan. In addition, the exercise price per share under each stock option would be increased by 10 times, such that upon an exercise, the aggregate exercise price payable by the optionee to Pier 1 Imports would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of common stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 300 shares of common stock at an exercise price of $10.00 per share.

        In addition to the stock options issued under our Stock Plans, 3,000,000 options are outstanding pursuant to option grants to Mr. Smith pursuant to his employment agreement. In the event of a reverse stock split, the number of such shares will be proportionately reduced and the purchase price per share will be proportionately increased.

  Effect on Authorized but Unissued Shares of Common Stock

        Currently, we are authorized to issue up to a total of 500,000,000 shares of common stock, of which 90,489,276 shares were issued and outstanding as of May 4, 2009. We do not currently intend to reduce the number of authorized shares of Pier 1 Imports' common stock.

  Effect on Par Value

        We intend to amend our Certificate of Incorporation to reduce the par value of Pier 1 Imports' common stock to $0.001. See Item 3 below for further information. The approval of this proposal is not conditioned on the approval of Item 3 or Item 4 below.

  Reduction in Stated Capital

        As a result of the reverse stock split, upon the Effective Time, the stated capital on our balance sheet attributable to Pier 1 Imports' common stock, which consists of the par value per share of Pier 1 Imports' common stock multiplied by the aggregate number of shares of Pier 1 Imports' common stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of Pier 1 Imports' common stock, will be increased by the same amount by which the stated capital is reduced. The shareholders' equity, in the aggregate, will remain unchanged. See Item 3 for discussion on how the proposal to reduce the par value of Pier 1 Imports' common stock will also affect stated capital.

  No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the board of directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

  Book-Entry Shares

        If the reverse stock split is effected, shareholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by Mellon Investor Services LLC, the "exchange agent", through the Depository Trust Company's Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in "street name" for their benefit, as the case may be) to give effect to the reverse stock split.

        U.S. shareholders who hold uncertificated shares as direct owners do not need to take any action in order to receive any cash payment in lieu of fractional shares or other distributions, if any, that may be declared and payable to holders of record following the reverse stock split. Non-U.S. shareholders who hold uncertificated shares as direct owners will be sent a letter of transmittal and a W-8BEN form by the exchange agent and will need to return it properly completed and duly executed in order to receive any cash payment in lieu of fractional shares or other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

  Exchange of Stock Certificates

        If the reverse stock split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old stock certificate(s) ("Old Certificate(s)") for shares held in book-entry form through the Depository Trust Company's Direct Registration System representing the appropriate number of shares of Pier 1 Imports' common stock resulting from the reverse stock split. Shareholders of record upon the

Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by the exchange agent. Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time, the exchange agent will send a transmittal letter to each shareholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry form. Pursuant to applicable rules of the NYSE, your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries made on the NYSE. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares on the NYSE.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

        As soon as practicable after the surrender to the exchange agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent will have their holdings electronically adjusted in the name of such person.

        Until surrendered as contemplated herein, a shareholder's Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of Pier 1 Imports' common stock resulting from the reverse stock split. Until shareholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, shareholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

        Any shareholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

        No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

        Any shareholder who wants to continue holding certificated shares may request new certificate(s) from Pier 1 Imports' transfer agent.

  Fractional Shares

        We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue book-entry shares or certificates representing fractional shares. Shareholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the board of directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from the exchange agent and, where shares are held in certificated form, the surrender of all Old Certificate(s) and receipt by the exchange agent of a properly completed and duly executed transmittal letter, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the exchange agent of all fractional shares otherwise issuable. Non-U.S. shareholders who hold certificated or uncertificated shares will need to return to the exchange agent a properly completed and duly executed transmittal letter and W-8BEN form in order to receive cash in lieu of such fractional shares. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. Pier 1 Imports will be responsible for any brokerage fees or commissions related to the exchange agent's selling in the open market shares that would otherwise be fractional shares.

        Shareholders should be aware that, under the escheat or abandoned property laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the exchange agent's instructions, will have to seek to obtain such funds directly from the state to which they were paid.

  No Appraisal Rights

        Under the Delaware General Corporation Law, the shareholders are not entitled to dissenter's rights or appraisal rights with respect to the reverse stock split described in this Item 2, and we will not independently provide the shareholders with any such rights.

  Certain Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to holders of Pier 1 Imports' common stock that hold such stock as a capital asset for federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; (ix) persons holding Pier 1 Imports' common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (x) persons who acquire shares of Pier 1 Imports' common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Pier 1 Imports' common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

        We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

        For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of shares of Pier 1 Imports' common stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A "Non-U.S. Holder" is a beneficial owner (other than a partnership) of shares of Pier 1 Imports' common stock who is not a U.S. Holder.

  U.S. Holders

        The reverse stock split should constitute a "recapitalization" for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of Pier 1 Imports' common stock, as discussed below. A U.S. Holder's aggregate tax basis in the shares of Pier 1 Imports' common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of Pier 1 Imports' common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Pier 1 Imports' common stock), and such U.S. Holder's holding period in the shares of Pier 1 Imports' common stock received should include the holding period in the shares of Pier 1 Imports' common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of Pier 1 Imports' common stock surrendered to the shares of Pier 1 Imports' common stock received pursuant to the reverse stock split. Holders of shares of Pier 1 Imports' common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

        A U.S. Holder who receives cash in lieu of a fractional share of Pier 1 Imports' common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the shares of Pier 1 Imports' common stock surrendered that is allocated to such fractional share of Pier 1 Imports' common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder's holding period for Pier 1 Imports' common stock surrendered exceeded one year at the Effective Time.

        Information Reporting and Backup Withholding.    Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of Pier 1 Imports' common stock pursuant to the reverse stock split in the case of certain U.S. Holders. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS.

  Non-U.S. Holders

        Non-U.S. Holders who exchange shares of Pier 1 Imports' common stock pursuant to the reverse stock split generally should be subject to tax in the manner described above under "U.S. Holders," except that any capital gain realized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of Pier 1 Imports' common stock generally should not be subject to U.S. federal income or withholding tax if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor the exchange agent has actual knowledge to the contrary unless:

  •
  the Non-U.S. Holder is an individual who holds Pier 1 Imports' common stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year of the reverse stock split and meets certain other conditions;

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the U.S. (and, if certain income tax treaties apply, is attributable to a Non-U.S. Holder's permanent establishment in the U.S.); or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the Effective Time, or the period that the Non-U.S. Holder held the shares of Pier 1 Imports' common stock. We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

        Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the reverse stock split will be taxed on their gain (including gain from the sale of shares of Pier 1 Imports' common stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in lieu of a fractional share of common stock generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Information Reporting and Backup Withholding.    In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Pier 1 Imports' common stock to a Non-U.S. Holder pursuant to the reverse stock split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor the exchange agent has actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a Non-U.S. Holder in lieu of a fractional share of Pier 1 Imports' common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Vote Required

        The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to effect a reverse stock split of Pier 1 Imports' common stock having a split ratio between, and including, 1-for-2 and 1-for-20, as will be selected by the board of directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares "FOR" this proposal. Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote "AGAINST" this proposal.

        The board of directors has declared it advisable and unanimously recommends a vote "FOR" approval of the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to effect a reverse stock split of Pier 1 Imports' common stock having a split ratio between, and including, 1-for-2 and 1-for-20, as will be selected by the board of directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State.

ITEM 3—Proposal to Approve an Amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to Reduce the Par Value of Pier 1 Imports' Common Stock from $1.00 Per Share to $0.001 Per Share

        The board of directors has unanimously adopted a resolution seeking shareholder approval to amend Pier 1 Imports' Certificate of Incorporation to reduce the par value of Pier 1 Imports' common stock. The Certificate of Incorporation currently authorizes the issuance of shares of common stock with a par value of $1.00 per share. The board of directors believes it is in the best interests of Pier 1 Imports to amend the Certificate of Incorporation to reduce the par value of Pier 1 Imports' common stock to $0.001 per share. The reduction in par value is intended to bring Pier 1 Imports in line with the practice of other public companies with respect to par value.

        We further believe that a change from a par value of $1.00 per share to $0.001 per share will provide us with greater flexibility in utilizing Pier 1 Imports' common stock for various corporate purposes. We also believe that a reduction in par value will provide us with greater flexibility with respect to the issuance of stock and stock-based compensation because Delaware law requires that we receive at least the par value per share as consideration for the issuance of Pier 1 Imports' common stock.

        Historically, the concept of par value served to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of stock. Over time, the concept of par value has lost its significance for the most part. Many companies that incorporate today use a nominal par value or have no par value.

        The reduction in the par value of Pier 1 Imports' common stock would result in a reduction in the stated capital on our balance sheet attributable to Pier 1 Imports' common stock (approximately $100.7 million) and a corresponding increase in the paid-in capital account (approximately $100.7 million). The reduction in the par value would not change the number of authorized shares of Pier 1 Imports' common stock. The reduction in the par value would reduce the amount required to be carried by Pier 1 Imports as stated capital, thereby potentially increasing our paid-in capital available for other corporate purposes. The board of directors has not proposed the reduction in the par value with the intention of declaring dividends on the common stock. The reduction in the par value should have no effect on the rights of the holders of Pier 1 Imports' common stock except for the minimum amount per share Pier 1 Imports may receive upon the issuance of authorized but unissued shares.

        The form of the proposed amendment to our Certificate of Incorporation to reduce the par value of Pier 1 Imports' common stock to $0.001 is attached to this proxy statement as Appendix B. Appendix B will be appropriately modified to delete the proposed amendment if this proposal is not approved by the requisite vote of the shareholders. The amendment to the Certificate of Incorporation will become effective upon the filing of such amendment with the Secretary of State for the State of Delaware. The approval of this proposal is not conditioned on the approval of Item 2 above or Item 4 below.

        If this proposal is approved, certificates representing shares of Pier 1 Imports' common stock, $1.00 par value per share, issued and outstanding prior to the effective date of filing of the amendment to the Certificate of Incorporation will be changed to represent the same number of shares of Pier 1 Imports' common stock, $0.001 par value per share, as they did prior to such effective date. Existing certificates will not be exchanged for new certificates in connection with this amendment.

        The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to reduce the par value of Pier 1 Imports' common stock from $1.00 per share to $0.001 per share. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares "FOR" this proposal. Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote "AGAINST" this proposal.

        The board of directors has declared it advisable and unanimously recommends a vote "FOR" approval of the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to reduce the par value of Pier 1 Imports' common stock from $1.00 per share to $0.001 per share.

ITEM 4—Proposal to Approve an Amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to Increase the Authorized Number of Pier 1 Imports' Shares of Preferred Stock from 5,000,000 Shares to 20,000,000 Shares, to Shorten the Description of the Authority of the Board of Directors to Issue Such Shares, and to Eliminate the Terms and Provisions of the Formula Rate Preferred Stock

        The board of directors has unanimously adopted a resolution seeking shareholder approval to amend Pier 1 Imports' Certificate of Incorporation to increase the authorized number of shares of preferred stock that we have authority to issue from 5,000,000 shares to 20,000,000 shares and to submit this amendment for shareholder approval. The board of directors also authorized an amendment to amend and restate the board of directors' authority to issue such shares and to eliminate the terms and provisions of the Formula Rate Preferred Stock currently set forth in the Certificate of Incorporation.

        The purpose for increasing the number of authorized shares of preferred stock is to give Pier 1 Imports the flexibility to take advantage of various business opportunities, including financings, raising additional capital, and other corporate purposes.

        The preferred stock will enable Pier 1 Imports, at the option of the board of directors, to issue series of preferred shares in a manner calculated to take advantage of financing techniques that may provide a lower effective cost of capital to Pier 1 Imports. The availability of "blank check" preferred shares for issuance in the future will give Pier 1 Imports greater flexibility and permit such shares to be issued without the expense and delay of a special meeting of shareholders.

        We presently have 5,000,000 shares of preferred stock authorized for issuance in our Certificate of Incorporation. The board of directors has the authority to divide these preferred shares into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences, priorities, and limitations, and to issue shares of any series without further shareholder approval.

        On or about July 2, 1987, all 5,000,000 authorized shares of our preferred stock were designated as the $.25 Preferred Stock and issued in a private placement. On October 29, 1987, we amended our Certificate of Incorporation to reclassify the 5,000,000 outstanding shares of the $.25 Preferred Stock as the Formula Rate Preferred Stock. On September 18, 1991, all outstanding shares of the Formula Rate Preferred Stock were redeemed in accordance with their terms. Under Delaware law, these 5,000,000 shares could not be reissued, except as Formula Rate Preferred Stock. The proposed amendment will eliminate all references to the Formula Rate Preferred Stock in the Certificate of Incorporation, thereby returning the shares to the status of authorized but unissued shares of preferred stock that can be issued pursuant to the board of directors' blank check authority.

        Pursuant to our Certificate of Incorporation, the board of directors is authorized, without shareholder approval, to issue preferred shares on the terms that the board of directors determines in its sole discretion. For example, the board of directors will be able to determine the voting rights, dividend or distribution rate, dates for payment of dividends or distributions, whether dividends are cumulative, that is, whether dividends must first be paid on outstanding preferred shares that are issued before common share dividends are paid, liquidation prices, redemption rights and prices, any sinking fund requirements, any conversion rights and any restrictions on the issuance of any series of preferred shares. The board of directors has, however, approved an amendment of its corporate governance policy to provide that Pier 1 Imports will not issue any of the newly authorized 20,000,000 million available shares of preferred stock, without prior shareholder approval, for any anti-takeover purposes or with super-majority voting rights. At this current time, we do not have any plans, proposals or arrangements to issue any of the newly available shares of preferred stock, and the authorization of the preferred shares is not in response to any takeover attempt or any other expression of interest indicated by a third party.

        The board of directors' present authority to issue the shares of preferred stock generally repeats in their entirety various provisions of the General Corporation Law of the State of Delaware. Such a long-form provision is not necessary under the General Corporation Law of the State of Delaware, and the board of directors has recommended that a shorter form be substituted in place of the long-form authority. No substantive change to the board of directors' authority to issue the authorized preferred stock in series will occur if this part of the amendment is or is not adopted.

        The issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by Pier 1 Imports may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have full or limited voting rights, and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

        The form of the proposed amendment to our Certificate of Incorporation to authorize an increase in the number of authorized shares of preferred stock from 5,000,000 shares to 20,000,000 shares, to shorten the description of the authority of the board of directors to issue such shares, and to eliminate the terms and provisions of the Formula Rate Preferred Stock is attached to this proxy statement as Appendix B. Appendix B will be appropriately modified to delete the proposed amendment if this proposal is not approved by the requisite vote of the shareholders. If the proposed amendment is approved, all 20,000,000 shares will be available for future issuance. The approval of this proposal is not conditioned on the approval of Item 2 or Item 3 above.

        The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to increase the authorized number of shares of preferred stock from 5,000,000 shares to 20,000,000 shares, to shorten the description of the authority of the board of directors to issue such shares, and to eliminate the terms and provisions of the Formula Rate Preferred Stock. No shares of our preferred stock are outstanding. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares "FOR" this proposal. Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote "AGAINST" this proposal.

        The board of directors has declared it advisable and unanimously recommends a vote "FOR" approval of the amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to increase the authorized number of Pier 1 Imports' shares of preferred stock from 5,000,000 shares to 20,000,000 shares, to shorten the description of the authority of the board of directors to issue such shares, and to eliminate the terms and provisions of the Formula Rate Preferred Stock.

ITEM 5—Proposal to Ratify the Audit Committee's Approval to Engage Ernst & Young LLP as Pier 1 Imports' Independent Registered Public Accounting Firm for Fiscal 2010

        At a recent meeting of the audit committee, the committee approved engaging Ernst & Young LLP as Pier 1 Imports' independent registered public accounting firm for fiscal 2010. Ernst &

Young served as Pier 1 Imports' independent registered public accounting firm for fiscal 2009. Although approval or ratification of such engagement is not required by our by-laws, Pier 1 Imports is seeking the shareholders' ratification of the audit committee's approval to engage Ernst & Young because we believe that allowing shareholders to express their view on the matter is good corporate governance. SEC Rule 10A-3(b)2 requires that the audit committee "...must be directly responsible for the appointment...of any registered public accounting firm...". Since the audit committee cannot abdicate this authority to the shareholders, the ratification is not binding on Pier 1 Imports. Any failure of the shareholders to ratify the audit committee's approval to engage Ernst & Young as Pier 1 Imports' independent registered public accounting firm would, however, be considered by the audit committee in determining whether to engage Ernst & Young.

        The affirmative vote of holders of a majority of the shares of common stock entitled to vote present in person or represented by proxy at the annual meeting is required to ratify the approval to engage Ernst & Young LLP as Pier 1 Imports' independent registered public accounting firm for fiscal 2010. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares "FOR" this proposal. Any such shares not voted (whether by abstention or otherwise) will have the same effect as a vote "AGAINST" this proposal.

        The board of directors unanimously recommends a vote "FOR" the ratification of the audit committee's approval to engage Ernst & Young LLP as Pier 1 Imports' independent registered public accounting firm for fiscal 2010.

Relationship with Independent Registered Public Accounting Firm

        Pursuant to its charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1 Imports' independent registered public accounting firm. As described above, the audit committee has approved the engagement of Ernst & Young as Pier 1 Imports' independent registered public accounting firm for fiscal 2010.

        The audit committee appointed Ernst & Young LLP as Pier 1 Imports' independent registered public accounting firm for fiscal 2009 and the shareholders ratified the appointment at the annual meeting of the shareholders held on June 20, 2008. A representative of Ernst & Young is expected to be present at the annual meeting of shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

Independent Registered Public Accounting Firm Fees

        The following table presents fees incurred for professional services rendered by Ernst & Young LLP, Pier 1 Imports' independent registered public accounting firm, for fiscal years ended February 28, 2009 and March 1, 2008.

	February 28, 2009	March 1, 2008
Audit Fees(1)	$1,141,350	$1,105,700
Audit Related Fees	$0	$0
Tax Fees(2)	$62,773	$136,008
All Other Fees(3)	$1,981	$1,624

Total Fees	$1,206,104	$1,243,332

    (1)
    Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of Pier 1 Imports' quarterly reports on Form 10-Q, the registered public accounting firm's report on Pier 1 Imports' internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and registration statements during the respective period.

    (2)
    Includes fees for services related to tax compliance, tax advice and tax planning.

    (3)
    Includes fees for subscription to online research tool.

Pre-approval of Nonaudit Fees

        The audit committee has adopted a policy that requires advance approval of all audit, audit related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit, audit related and tax services. Unless the specific service has been previously pre-approved with respect to a fiscal year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services up to $50,000 per engagement provided that the chairman reports any pre-approval decisions to the committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

        Each member of the audit committee is an independent director, pursuant to the independence requirements of the SEC and NYSE. In accordance with the committee's written charter, the committee assists the board of directors in overseeing the quality and integrity of Pier 1 Imports' accounting, auditing and financial reporting practices. In performing its oversight function, the committee reviewed and discussed Pier 1 Imports' audited consolidated financial statements as of and for the fiscal year ended February 28, 2009 with management and Pier 1 Imports' independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The committee also discussed with Pier 1 Imports' independent registered public accounting firm all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm's examination of the consolidated financial statements.

        The committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Pier 1 Imports that might affect the firm's independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The committee also discussed with the registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied ourselves that the registered public accounting firm is independent. The committee also considered whether the provision of non-audit services by Ernst & Young LLP, Pier 1 Imports' independent registered public accounting firm for fiscal 2009, to Pier 1 Imports is compatible with maintaining Ernst & Young LLP's independence.

        Based on the above-described review and discussions with management and the independent registered public accounting firm, the committee recommended to the board of directors that Pier 1 Imports' audited consolidated financial statements be included in Pier 1 Imports' Annual Report on Form 10-K for the fiscal year ended February 28, 2009, for filing with the SEC.

AUDIT COMMITTEE

Terry E. London, Chairman
Michael R. Ferrari
Cece Smith

ITEM 6—Shareholder Proposal

        William C. Thompson, Jr., Comptroller of the City of New York, as custodian and a trustee of the New York City Employees' Retirement System (87,157 shares owned as of December 16, 2008), the New York City Teachers' Retirement System (100,561 shares owned as of December 16, 2008), the New York City Police Pension Fund (42,034 shares owned as of December 16, 2008), and the New York City Fire Department Pension Fund (10,541 shares owned as of December 16, 2008), and as custodian of the New York City Board of Education Retirement System (4,325 shares owned as of December 16, 2008), has submitted the following proposal in accordance with Rule 14a-8 of the Securities Exchange Act of 1934. The proposal is substantially similar to the proposals that Mr. Thompson submitted for consideration at the last two annual meetings of Pier 1 Imports, which were both defeated by the shareholders. Mr. Thompson has indicated to Pier 1 Imports that each of the above entities intends to continue to hold at least $2,000 of Pier 1 Imports' common stock through the date of Pier 1 Imports' annual shareholders meeting. Mr. Thompson's address is c/o The City of New York, Office of the Comptroller, Bureau of Asset Management, 1 Centre Street, Room 736, New York, New York 10007-2341.

        To be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock entitled to vote present in person or represented by proxy at the annual meeting. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares "AGAINST" this proposal. Any such shares not voted (whether by abstention or otherwise) will have the same effect as a vote "AGAINST" this proposal.

        The board of directors unanimously recommends a vote "AGAINST" this proposal.

Shareholder Proposal:

        Resolved:    That the shareholders of Pier 1 Imports, Inc. (the "Company") request that the Board of Director's Executive Compensation Committee establish a pay-for-superior-performance standard in the Company's executive compensation plan for senior executives ("Plan"), by incorporating the following principles into the Plan:

  1.
  The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company's performance exceeds its peers' median or mean performance on the selected financial criteria;

  2.
  The long-term compensation component of the Plan should utilize defined performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company's performance exceeds its peers' median or mean performance on the selected performance criteria; and

  3.
  Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

        Supporting Statement:    We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

        We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company's performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

        We believe the Company's Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company's performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

Pier 1 Imports' Response

        As noted above, the proposal is substantially the same as the proposals that Pier 1 Imports shareholders defeated at our annual meetings held on June 28, 2007 and June 20, 2008. The proposal requests that the board of directors implement a performance-based incentive plan for senior executives (covering both annual performance-based incentive and long-term compensation) using defined financial performance criteria that are benchmarked against peer companies. Under the proposal, annual performance-based incentive and long-term compensation would be payable only if Pier 1 Imports' performance were to exceed the peer group's mean or median performance with respect to the selected financial performance criteria.(1)

(1)
The Supporting Statement of the proposal, however, conflicts with the proposal by limiting the peer group's performance to a "median" performance with respect to the selected financial performance criteria.

        In our opinion, the proposal continues to be unnecessary in light of Pier 1 Imports' current turnaround efforts and general operating environment. Moreover, it duplicates certain elements of Pier 1 Imports' existing incentive compensation policies and practices. Pier 1 Imports' current incentive plans (annual and long-term) already utilize financial performance criteria that are tied to an improvement of Pier 1 Imports' profits and value. Although these plans do not condition awards on performance exceeding the mean or median of peer performance on the selected financial performance criteria, Pier 1 Imports nevertheless must surpass certain financial performance objectives before any annual performance-based incentive payments are made or long-term compensation has compensatory value to a senior executive. Pier 1 Imports believes that the tying of annual performance-based incentive payments and long-term compensation to the financial performance measures set forth in its executive compensation program will focus senior executives on building sustainable, long-term corporate value because Pier 1 Imports' profits and value actually would have to improve before the annual performance-based incentive payments are made or the long-term compensation has any compensatory value.

        Further, Pier 1 Imports believes that its current incentive plans provide more stringent standards for performance-based incentive plans than those set forth in the proposal. Indeed, the proposal, as written, could permit Pier 1 Imports to reward its senior executives when its financial performance exceeds that of its peers but has not resulted in any improved financial performance or stock appreciation at Pier 1 Imports. In other words, as long as Pier 1 Imports performs less poorly relative to its peers, its senior executives could be entitled to incentive compensation, a result contrary to the contention in the supporting statement that the proposal "will focus senior executives on building sustainable long-term corporate value." If Pier 1 Imports were to base the awarding of annual performance-based incentive payments or other long-term compensation relative to the performance of companies that are losing value, the probability of such compensation being payable could be higher than when compared to the requirements of Pier 1 Imports' current executive compensation program that are specific to Pier 1 Imports.

        Pier 1 Imports' annual performance-based incentive for senior executives is administered by the board of directors' compensation committee, whose duties include establishing a performance measure and quantifying it for each year for the payment of cash incentive awards. For fiscal 2009, the committee established a performance measure of adjusted consolidated operating cash earnings before interest, taxes, depreciation and amortization from all domestic and international operations, but not including discontinued operations, unusual or non-recurring charges nor recurring non-cash items, each as determined by the committee, or a subcommittee. We refer to this measure as the Profit Goal. For fiscal 2009, the committee set the Profit Goal target level of $40,000,000 based on projected company performance, for a senior executive to receive 100% of his or her cash incentive award potential. A threshold Profit Goal of $25,600,000 would result in the senior executive receiving 10% of his or her cash incentive award potential; and at $48,000,000, the senior executive could receive 150% of his or her cash incentive award potential. The Profit Goal targets and corresponding cash incentive award levels recommended by the committee were subsequently approved by the board of directors. Neither the Profit Goal target level of $40,000,000 nor the minimum level of $25,600,000 were met for fiscal 2009; and, accordingly, none of Pier 1 Imports' senior executives or key management participants received any incentive payments with respect to the fiscal 2009 performance of Pier 1 Imports.

        For fiscal 2009, Pier 1 Imports' long-term incentive plan for senior executives consisted of stock option awards and restricted stock awards (time-based) issued under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan. Pursuant to the plan, the compensation committee adopted a mix of stock options and time-based restricted stock as long-term incentives for the senior executives. The stock option awards were granted at an exercise price equal to the market price on the date of grant and vest equally over four years beginning one year after grant. The time-based restricted stock awards vest 33%, 33%, and 34% over three years beginning one year after the date of grant. Each of these awards was subsequently approved by the board of directors.

        Stock option awards are designed to promote Pier 1 Imports' success by providing value to senior executives only upon a corresponding increase in value to shareholders. Pier 1 Imports believes that time-based restricted stock provides a long-term incentive opportunity that is both competitive in the retail industry and effective as a retention tool. To remain competitive, given our turnaround efforts, Pier 1 Imports must also design its executive incentive package to ensure its ability to attract and retain a highly skilled and motivated executive team, which is critical to its future success and to maximizing shareholder value. Pier 1 Imports' executive pay, therefore, includes a healthy mix of annual cash incentive awards and long-term compensation components. Overall pay is heavily weighted toward incentive-based awards that are realized only when the established performance goals are achieved. Using targets that are benchmarked to exceed peer group performance, however, is unrealistic given the turnaround environment in which Pier 1 Imports currently operates. Further, benchmarking the performance of a peer group of companies would be difficult given the size of the home furnishings industry and the fact that no single company competes directly in all aspects of Pier 1 Imports' business. In addition, in this economic environment, using benchmarked targets that are tied to peer group performance may result in the payment of incentive awards for performance unrelated to improved financial performance or stock appreciation at Pier 1 Imports.

        As stated above, no senior executive or key management employee of Pier 1 Imports earned or received a performance cash incentive award for fiscal 2009 because the established minimum Profit Goal for that year was not met. Additionally, all stock option awards outstanding, including those granted during fiscal 2009, have an exercise price higher than the closing price of Pier 1 Imports' common stock at the end of fiscal 2009, which was $0.21. In order to remain competitive and return Pier 1 Imports to profitability, our pay program must be motivational, realistically achievable and tied to improved performance at Pier 1 Imports. We do not believe that a compensation plan designed according to the proposal would fulfill these objectives. Pier 1 Imports remains committed to utilizing rigorous performance goals as a measure of executive compensation and benchmarking its mix of base salary, short-term incentives and long-term incentives as elements of total compensation to peer group studies and surveys.

        It would be unwise at this time for Pier 1 Imports to choose to condition payment of incentives to senior executives and key management on meeting or exceeding performance standards based on defined financial performance criteria of other peers which bear no relation to Pier 1 Imports' turnaround efforts, general operating environment and focus on a return to profitability. Pier 1 Imports prefers to design and implement both realistic and achievable annual and long-term incentive plans for its senior executives and key management team. An incentive compensation program that could permit payments to senior executives in certain circumstances when Pier 1 Imports has performed below its own expectations would fall well short of the objectives embodied in Pier 1 Imports' existing program, which has proven to be effective in Pier 1 Imports' current turnaround efforts, general operating environment and focus on a return to profitability. We believe that the performance measures used by Pier 1 Imports are set at levels that embody a "pay-for-superior-performance" standard because the profits and value of Pier 1 Imports would have to improve before any annual performance-based incentives are paid or long-term compensation has any value.

        The board of directors unanimously recommends a vote "AGAINST" this proposal.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on the review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Pier 1 Imports' proxy statement.

COMPENSATION COMMITTEE
John H. Burgoyne, Chairman
Robert B. Holland, III
Karen W. Katz

Compensation Discussion and Analysis

        The purpose of this Compensation Discussion and Analysis disclosure is to provide material information about Pier 1 Imports' compensation objectives and policies for its named executive officers for fiscal 2009 and to put into perspective the tabular disclosures and related narratives that follow it.

Compensation Policies, Principles, and Objectives

        Pier 1 Imports has established business priorities as part of our ongoing strategy to return our business to profitability. Pier 1 Imports' success in effectively and efficiently executing these business priorities depends, in large part, on being able to successfully attract, motivate and retain a qualified management team and employees. Sourcing qualified candidates to fill important positions within Pier 1 Imports, especially executive management, in the highly competitive retail environment is challenging, especially when coupled with our ongoing turnaround efforts. Accordingly, Pier 1 Imports' overall compensation philosophy is that our executive compensation plan should be structured to attract and retain highly skilled and motivated individuals who will lead Pier 1 Imports to successful performance that is consistent with shareholders' expectations. We accomplish this by creating total compensation packages which are competitive in the retail industry, fair and equitable among the executives, and which provide strong incentives for the long-term success and performance of Pier 1 Imports. Additionally, Pier 1 Imports provides both short-term and long-term incentives to its executives for the effective management of major functions, teamwork, and effective expense control. Success on these fronts leads to the overall success of Pier 1 Imports. Pier 1 Imports believes that as an executive's level of responsibility increases, a greater portion of that executive's potential total compensation should come from performance-based plans. This aligns management's interests with shareholders' interests as the executive's potential total compensation will only increase when Pier 1 Imports' performance increases.

        Putting this philosophy into operation results in a total compensation package for Pier 1 Imports' executive officers approximately equal to the 50th percentile of Pier 1 Imports' peer group when Pier 1 Imports achieves planned financial goals. Total compensation packages are designed to provide a 75th percentile opportunity when Pier 1 Imports' results significantly exceed planned financial goals.

        For fiscal 2009, Pier 1 Imports used a group of peer companies to benchmark executive perquisites, the base salary, short-term incentive and long-term incentive elements of total compensation and non-employee director compensation. That group included Bed Bath & Beyond Inc., Blockbuster Inc., Borders Group, Inc., Charming Shoppes, Inc., Cost Plus, Inc., Eddie Bauer Holdings, Inc., Jo-Ann Stores, Inc., Kirkland's, Inc., Liz Claiborne Inc., PetSmart, Inc., Restoration Hardware, Inc., Ross Stores, Inc., Stein Mart, Inc., Tuesday Morning Corporation, Williams-Sonoma, Inc., and Zale Corporation. Data for these companies was provided by Towers, Perrin, Forster & Crosby, Inc., the executive compensation consultant to the compensation committee.

Executive Compensation Components

        In addition to base salary, short-term incentives, and long-term incentives, Pier 1 Imports' compensation program in fiscal 2009 included retirement plans and employment and post-employment agreements. With respect to Mr. Smith, who became Pier 1 Imports' president and chief executive officer on February 19, 2007, these elements are discussed separately below under the caption "Employment Agreements and Post-Employment Consulting Agreements". As discussed below, the fiscal 2009 compensation program did not include the payment of allowances for certain perquisites.

        Base Salary—Pier 1 Imports designs base salary to (i) reflect an individual's experience, skills and level of responsibility, (ii) provide a fixed amount of compensation commensurate with market conditions for similar jobs, (iii) reflect an executive's individual performance and contribution, and (iv) aid in the retention of key personnel. The aspects of individual performance that may be considered in the determination of each executive's base salary include the individual's contribution to achieving operating goals, expense control and expense reduction, profitability, and performance as compared to planned results. In addition, the following factors may be considered when assessing the performance of each named executive officer: thought leadership (analysis, judgment, and financial acumen), results leadership (planning and execution), people leadership (influence and execution), and personal leadership (the ability to trust, adapt and learn). In fiscal 2009, however, Pier 1 Imports management, through its human resources compensation group and Pier 1 Imports' chief executive officer, supplemented by data provided by Towers Perrin, recommended to the compensation committee no base pay increase for Pier 1 Imports' named executive officers at the beginning of the fiscal year, other than a one-time adjustment to base pay for the named executive officers in consideration of the discontinuance of the payment of pre-established amounts for the perquisites described below. The current pay of these officers was considered in comparison to the 50th percentile of the selected peer group. The data showed that the chief executive officer's base salary was between the 50th and 75th peer group percentiles, and the base salaries of the executive vice presidents as a group approximated the 50th peer group percentile. The compensation committee viewed the one-time base salary adjustment to be within a reasonable range around the 50th peer group percentile. As a result, the compensation committee agreed to support management's recommendation of these one-time adjustments effective April 20, 2008.

        Short-term Incentives—Pier 1 Imports designs short-term incentive cash awards to motivate executives to achieve superior annual financial performance for Pier 1 Imports and to reward an executive's contribution to achieving that financial performance. During fiscal 2009, Pier 1 Imports maintained a short-term incentive plan for its executives and key members of management. The short-term incentive plan used a performance measure of adjusted consolidated operating cash earnings before interest, taxes, depreciation, and amortization from all domestic and international operations, but not including discontinued operations, unusual or non-recurring charges nor recurring non-cash items, each as determined by the compensation committee, or a subcommittee. We refer to this measure as the Profit Goal. This performance measure was selected as the underlying financial measure because it focuses on factors that an individual participant's actions can affect. In addition, the Profit Goal is a better measure of core operating profitability because it eliminates the effects of financing and tax decisions as well as unusual charges and more closely reflects cash being generated by Pier 1 Imports' ongoing core operations. The offering of a short-term incentive plan maintains a competitive position with Pier 1 Imports' peer group because meeting annual financial goals leads to the long-term success of Pier 1 Imports. Also, designing the short-term incentive Profit Goal specifically around Pier 1 Imports' financial operations reinforces Pier 1 Imports' turnaround strategy thereby leading to profitability over time.

        Three important factors went into developing the short-term incentive plan for fiscal 2009:

  •
  The plan was designed to reinforce the financial turnaround efforts of Pier 1 Imports, and focus management on making the organization more efficient in every way;

  •
  The plan was designed to reward a meaningful earnings level before a cash incentive award is paid; and

  •
  The plan was designed to reinforce the previous fiscal year's short-term incentive plan which achieved its desired effect of turning Pier 1 Imports toward profitability.

        These factors were discussed with the compensation committee and, as a result, the compensation committee and board of directors approved the plan and set $40,000,000 as the Profit Goal for fiscal 2009. This goal represented significant progress in returning Pier 1 Imports to profitability given the comparable Profit Goal measure achieved in fiscal 2008 of $10,400,000. The plan would pay 100% of an individual's target cash incentive award at a Profit Goal of $40,000,000, and a maximum of 150% of an individual's target cash incentive award at a Profit Goal of $48,000,000. The incentive plan was designed to pay an initial 10% of an individual's target cash incentive award when the Profit Goal reached $25,600,000, or a $15,200,000 improvement over the prior year. A participant's target cash incentive award for fiscal 2009 was expressed as a percentage of the participant's base salary. In fiscal 2009, those were 100% of annual base salary for Pier 1 Imports' chief executive officer and 75% of annual base salary for the other named executive officers. The plan required participants to be employed with Pier 1 Imports at the end of fiscal 2009 to receive a cash incentive award, if any. Pier 1 Imports believes that these target percentage levels are competitive when compared to Pier 1 Imports' peer group as identified at the beginning of the fiscal year. Neither the threshold nor minimum level of the Profit Goal was achieved in fiscal 2009; therefore, no participant in the plan, including the named executive officers, received short-term incentive compensation.

        Long-term Incentives—Pier 1 Imports designs its long-term incentive awards to support Pier 1 Imports' overall objectives of long-term company success and performance, competitiveness in the retail industry, and retention of executives. Pier 1 Imports' long-term incentive plan for fiscal 2009 was comprised of stock option awards and time-based restricted stock awards. Pier 1 Imports believes that stock options promote Pier 1 Imports' success by providing value to the executive only when there is a corresponding increase in shareholder value. Pier 1 Imports believes that time-based restricted stock provides a long-term incentive opportunity that is both competitive in the retail industry and serves as a retention tool. During the vesting period, restricted stock awards have voting rights and are eligible to receive cash dividends, should cash dividends be paid on Pier 1 Imports' common stock.

        Pier 1 Imports' fiscal 2009 long-term incentive plan included two elements: (1) non-qualified stock option awards that vest equally over a four-year period beginning on the first anniversary of the grant date; and (2) time-based restricted stock awards that vest 33%, 33% and 34% over a three-year period beginning on the first anniversary of the grant date.

        For fiscal 2009, the mix of long-term incentive awards for each executive officer was determined with consideration of both internal pay equity concerns as well as market data. The following factors were taken into account in establishing that mix:

  •
  setting the awards at the 50th peer group percentile;

  •
  the historical grant practices of Pier 1 Imports;

  •
  the difficulty of identifying a meaningful long-term performance target when executing a business turnaround;

  •
  the affordability of the awards in terms of share usage and accounting expense; and

  •
  the desired message to participants and external constituents for leverage, risk, retention, and performance.

For each named executive officer, other than the chief executive officer, Pier 1 Imports established the following mix of long-term incentive awards for fiscal 2009:

Long-Term Incentive	% of Total Long-Term Incentive
Stock Options	59%
Restricted Stock—Time-Based	41%

The value of this long-term incentive mix was determined using Black-Scholes methodology. For its chief executive officer, Pier 1 Imports provided long-term incentives pursuant to his employment agreement as discussed below.

        Pier 1 Imports distributes long-term incentive awards as soon as possible following receipt of all required approvals. Stock options are granted at the closing price of Pier 1 Imports' common stock on the date of the grant. Pier 1 Imports' practice is for the grants of stock options and restricted stock to be made on the day following board of directors approval allowing Pier 1 Imports to provide information to the market, if any, that may require disclosure as a result of Pier 1 Imports' board of directors meeting at which the grants were approved. Delays in the grant date may occur pending quarterly earnings releases and conference calls or as otherwise directed by the board of directors. For fiscal 2009, the grant date was delayed pending Pier 1 Imports' fourth quarter and year-end earnings release and conference call. Pier 1 Imports does not grant equity compensation awards in anticipation of the release of material non-public information. Similarly, Pier 1 Imports does not time the release of material non-public information based on equity award grant dates. Pier 1 Imports' practice is for the date of grants of stock options and restricted stock for named executive officers to be the same date as grants for all other employees.

        Perquisites—In light of then current trends regarding the payment of perquisites to executives, Pier 1 Imports, at the beginning of fiscal 2009, discontinued the payment of allowances for club dues, automobile expenses, financial planning and tax preparation, and the reimbursement for certain medical expenses. In order to maintain a competitive position within the retail industry with respect to total compensation and in consideration for the discontinuance of these benefits, there was a one-time adjustment to the executive officers' base salaries.

        Retirement and Other Plans—Pier 1 Imports offers a supplemental retirement plan which is designed to provide certain executives with post-employment financial security and to mitigate the effects of deferral limitations on highly compensated individuals in qualified plans such as Pier 1 Imports' 401(k) plan. The plan also assists Pier 1 Imports in attracting and retaining executives. The plan is discussed and described below under the caption "Pension Benefits Table for the Fiscal Year Ended February 28, 2009".

        Pier 1 Imports also offers a non-qualified deferred compensation plan known as the Pier 1 Benefit Restoration Plan to its executives and key members of management. This plan is also designed to provide post-employment financial security and to mitigate the effects of deferral limitations on highly compensated individuals in qualified plans such as Pier 1 Imports' 401(k) plan. The plan also assists Pier 1 Imports in attracting and retaining executives and key members of management. The plan is described and discussed below under the caption "Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 28, 2009".

        Employment Agreements and Post-Employment Consulting Agreements—From time to time, Pier 1 Imports utilizes employment agreements or post-employment consulting agreements to create continuity of the executive's services and to mitigate the executive's risk of involuntary termination (other than for cause) or the executive's voluntary termination based on a good reason, both events as defined in the respective agreements.

        Pier 1 Imports entered into post-employment consulting agreements with Jay R. Jacobs, Executive Vice President, Merchandising on September 13, 1995, Charles H. Turner, Executive Vice President and Chief Financial Officer on September 19, 1994 and David A. Walker, Executive Vice President,

Planning and Allocations on November 17, 1999. Effective April 20, 2008, Pier 1 Imports and each of Messrs. Jacobs, Turner and Walker mutually terminated their respective post-employment consulting agreement. There are no further post-employment consulting agreements to which Pier 1 Imports is a party. Messrs. Jacobs, Turner and Walker did not receive any consideration in exchange for the mutual termination of their respective post-employment consulting agreements, nor did Pier 1 Imports incur a penalty with respect to the termination. In conjunction with the termination of their respective post-employment consulting agreements, however, Messrs. Jacobs, Turner and Walker, along with Mr. Humenesky, were offered and each elected a lump-sum payment option of the actuarial equivalent of his accrued benefit under the Pier 1 Imports, Inc. Supplemental Retirement Plan. This is further discussed below under the caption "Pension Benefits Table for the Fiscal Year Ended February 28, 2009".

        As reflected in the fiscal 2007 and 2008 Compensation Discussion and Analysis, Mr. Smith and Pier 1 Imports entered into an employment agreement for Mr. Smith's employment as Pier 1 Imports' president and chief executive officer. The initial term of the employment agreement is for three years, which began on February 19, 2007 and ends on February 27, 2010. The term of the employment agreement renews for one-year periods unless Pier 1 Imports or Mr. Smith gives notice of non-renewal at least 60 days prior to the term expiration.

        Pursuant to the employment agreement, Mr. Smith receives a base salary of $1,000,000 per year. That amount was increased to $1,050,000 per year beginning in fiscal 2009, for the elimination of allowances for certain perquisites and expense reimbursement discussed above. Mr. Smith participated in Pier 1 Imports' annual short-term incentive plan described above for fiscal 2009. As discussed above, neither he nor the other named executive officers received short-term incentive compensation because the minimum level of the Profit Goal was not achieved in fiscal 2009.

        Pursuant to Mr. Smith's employment agreement, Mr. Smith was granted two stock options ("Option 1" and "Option 2," and, collectively, the "Options"), to purchase an aggregate of 3,000,000 shares of Pier 1 Imports' common stock at a price of $6.69 per share. The Options were granted as an employment inducement award, and not under any stock option or other equity incentive plan adopted by Pier 1 Imports. Option 1 for 1,000,000 shares was time-based and vested in full on February 19, 2008.

        Option 2 for 2,000,000 shares is performance-based and may vest upon meeting adjusted consolidated operating cash earnings before interest, taxes, depreciation, and amortization from all domestic and international operations, but not including discontinued operations, unusual or non-recurring charges nor recurring non-cash items, each as determined by the compensation committee, or a subcommittee. For purposes of the discussion below, we refer to this measure as "adjusted consolidated EBITDA". This measure was established by the board of directors for fiscal 2009 and is the same measure as the Profit Goal for the short-term incentive plan for fiscal 2009. As discussed above, the short-term incentive for fiscal 2009 established an adjusted consolidated EBITDA target of $40,000,000. In conjunction with establishing the short-term incentive plan and performance measures for fiscal 2009, the board of directors in March of 2008 authorized an amendment to Mr. Smith's employment and option agreements whereby Option 2 could have vested up to 1,000,000 shares based upon achieving a percentage of the fiscal 2009 adjusted consolidated EBITDA target as follows:

100% of the 2009 EBITDA Target	–	1,000,000	shares;
96% of the 2009 EBITDA Target	–	900,000	shares;
92% of the 2009 EBITDA Target	–	800,000	shares;
88% of the 2009 EBITDA Target	–	700,000	shares;
84% of the 2009 EBITDA Target	–	600,000	shares; and
80% of the 2009 EBITDA Target	–	500,000	shares.

The minimum level of the adjusted consolidated EBITDA target was not achieved in fiscal 2009; therefore, none of the 1,000,000 shares vested at the end of fiscal 2009.

        Option 2 may vest up to 1,000,000 shares based upon achieving a percentage of the fiscal 2010 adjusted consolidated EBITDA target as follows:

100% of the 2010 EBITDA Target	–	1,000,000	shares;
98% of the 2010 EBITDA Target	–	900,000	shares;
96% of the 2010 EBITDA Target	–	800,000	shares;
94% of the 2010 EBITDA Target	–	700,000	shares;
92% of the 2010 EBITDA Target	–	600,000	shares; and
90% of the 2010 EBITDA Target	–	500,000	shares.

        If Pier 1 Imports' aggregate adjusted consolidated EBITDA for fiscal years 2009 and 2010 equals or exceeds the sum of the fiscal 2009 adjusted consolidated EBITDA target plus the fiscal 2010 adjusted consolidated EBITDA target, then the Option 2 shares that did not vest at the end of fiscal 2009 may be earned and vest at the end of fiscal 2010. Both Option 1 and Option 2 have an exercise price of $6.69 per share and expire February 19, 2017. Subject to certain terms of the employment agreement, Mr. Smith must be employed with Pier 1 Imports at the end of fiscal 2010 to be entitled to the vesting of the portion of Option 2 for that fiscal year.

        Mr. Smith's employment agreement contains non-solicitation and non-competition agreements binding Mr. Smith for one year following termination of employment.

Compensation Determinations and Role of Executive Officers

        Base pay, short-term incentive and long-term incentive compensation recommendations for the named executive officers were presented to the compensation committee at their meeting in March of 2008. The presentation included recommendations of Pier 1 Imports' chief executive officer and human resources compensation group on those elements of compensation, plus recommended plan design changes, if any, and a summary of all awards to all eligible levels of management. From time to time, these types of presentations may include survey data from a peer group of retail companies for the compensation committee's consideration. That data may include studies and recommendations from independent outside consultants. Generally, the compensation committee approves the fiscal year compensation in March of each year with an effective date in April. Implementation of the equity grant long-term incentive compensation for the year occurred after compensation committee and board of directors approval.

Effects of Market Conditions on Compensation

        The global financial and credit crisis has presented challenges for many companies, including Pier 1 Imports. Our compensation committee has frozen fiscal 2010 salaries at fiscal 2009 levels for executive officers. Additionally, the committee did not authorize long-term incentive awards of equity at the beginning of fiscal 2010. Although the majority of potential compensation provided to our executive officers is performance-based, we do not believe that it is structured to promote inappropriate risk taking by our executives. We believe that the focus of Pier 1 Imports' overall compensation philosophy encourages management to take a balanced approach that focuses on returning the company to profitability.

Pier 1 Imports' Policy on Share Ownership

        The Pier 1 Imports' board of directors has adopted voluntary stock ownership guidelines for its non-employee directors. These guidelines include acquiring ownership of 50,000 or more shares of Pier 1 Imports' common stock within five years of becoming a director. Shares counted toward ownership include open market purchases, beneficial ownership, exercise of stock options, DSU's, and lapse of restrictions on restricted stock. Pier 1 Imports does not have equity or other security ownership requirements or guidelines for its executive officers. Pier 1 Imports has a written insider trading policy that among other things prohibits directors, officers and employees from selling short a Pier 1 Imports security, or trading in options on a Pier 1 Imports security, including calls and puts.

Pier 1 Imports' Policy on Section 162(m)

        Pier 1 Imports considers the effect of limitations on deductibility of compensation for federal income tax purposes. Section 162(m) of the Internal Revenue Code generally denies public companies like Pier 1 Imports a federal income tax deduction for compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds $1,000,000 for each such officer during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders is not subject to this deduction limitation. Pier 1 Imports attempts to preserve the federal tax deductibility of compensation to the extent reasonably practicable when doing so is consistent with the executive compensation objective and goals mentioned above. While Pier 1 Imports is aware of and understands the requirements of Section 162(m), it does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Pier 1 Imports may approve elements of compensation for certain officers that are not fully deductible by Pier 1 Imports. For fiscal 2009, the only officer who received compensation that was not fully deductible was Mr. Smith.

Summary Compensation Table for the Fiscal Years Ended February 28, 2009, March 1, 2008 and March 3, 2007

        The following table sets forth a summary of the compensation in the past three fiscal years for services rendered in all capacities to Pier 1 Imports and its subsidiaries by the chief executive officer, chief financial officer, three other most highly compensated executive officers, and one additional individual for whom disclosure would be required but for the fact that the individual was not serving as a Pier 1 Imports executive officer at the fiscal year-end.

Name & Principal Position	Fiscal Year	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Alexander W. Smith	2009	$1,049,039	$0	N/A	$1,399,166	$0	$285,125	$6,996	$2,740,326
President and Chief	2008	$1,000,000	$750,000	N/A	$1,434,638	$0	$3,883,868	$637,144	$7,705,650
Executive Officer	2007	$22,243	$0	N/A	$47,296	$0	N/A	$46,598	$116,137
Charles H. Turner	2009	$459,423	$0	$121,004	$135,226	$0	$654,707	$22,138	$1,392,498
Executive Vice	2008	$425,231	$0	$141,241	$94,609	$387,000	$385,998	$65,920	$1,499,999
President and Chief	2007	$377,692	$0	$102,916	$42,692	$0	$107,777	$79,832	$710,909
Financial Officer
Gregory S. Humenesky(1)	2009	$329,423	$0	$121,004	$142,675	$0	$68,365	$9,300	$670,767
Executive Vice	2008	$296,923	$0	$141,241	$102,472	$270,000	$12,034	$28,252	$850,922
President, Human Resources
Jay R. Jacobs	2009	$419,423	$0	$121,004	$200,524	$0	$559,882	$26,055	$1,326,888
Executive Vice	2008	$392,115	$0	$141,241	$116,212	$351,000	$363,390	$64,381	$1,428,339
President,	2007	$377,692	$0	$102,916	$44,680	$0	$9,926	$74,334	$609,548
Merchandising
Sharon M. Leite(1)	2009	$329,423	$0	$45,479	$54,805	$0	N/A	$24,066	$453,773
Executive Vice President, Stores
David A. Walker	2009	$207,192	$0	$41,746	$153,230	$0	$410,970	$394,861	$1,207,999
Executive Vice	2008	$340,000	$0	$141,241	$223,573	$306,000	$212,893	$50,837	$1,274,544
President, Planning	2007	$291,922	$0	$102,916	$131,570	$0	$174,279	$51,954	$752,641
and Allocations (Employment ended August 15, 2008)

(1)
Mr. Humenesky was not a named executive officer in fiscal 2007. Ms. Leite's employment began in fiscal 2008 and she was not a named executive officer in fiscal 2008.

(2)
This column represents the amount of base salary paid to the named executive officer during each fiscal year. As noted above in the Compensation Discussion and Analysis, base salary for fiscal 2009 was increased due to a one-time adjustment for the discontinuation of allowances for certain perquisites and reimbursement for certain medical expenses.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes in each fiscal year for the fair value of time-based and performance-based restricted stock awards granted during such fiscal year as well as in prior fiscal years, in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For time-based restricted stock awards, fair value is calculated using the closing price of Pier 1 Imports' common stock on the date of grant. No amount was expensed in fiscal years 2007, 2008 or 2009 for the performance-based restricted stock awards granted in fiscal 2007 because the three-year cumulative adjusted consolidated EBITDA performance goal of $331,000,000 was not met. These amounts reflect Pier 1 Imports' accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the named executive officer.

(4)
This column represents the dollar amount recognized for financial statement reporting purposes for each fiscal year for the fair value of stock options granted in such fiscal year as well as in prior fiscal years, in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The following table sets forth additional information on the valuation assumptions used in the calculation of the fiscal 2009 option awards expense included in the Summary Compensation Table above. These amounts reflect Pier 1 Imports' accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

	Assumptions
Name	Grant Date	Volatility (%)	Expected Life (Years)	Risk Free Interest Rate (%)	Dividend Yield (%)	Fiscal 2009 Expense
Alexander W. Smith	02/19/2007	43.07	5	4.500	0.25	1,399,166
Charles H. Turner	07/01/2005	40.00	5	3.840	2.20	23,618
	06/23/2006	49.50	5	5.210	0.50	26,763
	04/13/2007	42.40	5	4.687	0.25	49,782
	04/11/2008	50.84	5	2.570	0.00	35,063
Gregory S. Humenesky	03/03/2005	40.00	5	4.000	2.00	7,857
	07/01/2005	40.00	5	3.840	2.20	23,618
	06/23/2006	49.50	5	5.210	0.50	26,763
	04/13/2007	42.40	5	4.687	0.25	49,782
	04/11/2008	50.84	5	2.570	0.00	34,655
Jay R. Jacobs	07/01/2005	40.00	5	3.840	2.20	23,618
	06/23/2006	49.50	5	5.210	0.50	29,620
	04/13/2007	42.40	5	4.687	0.25	70,868
	04/11/2008	50.84	5	2.570	0.00	76,418
Sharon M. Leite	08/06/2007	43.17	5	4.520	0.25	20,150
	04/11/2008	50.84	5	2.570	0.00	34,655
David A. Walker	07/01/2005	40.00	5	3.840	2.20	31,605
	06/23/2006	49.50	5	5.210	0.50	**
	04/13/2007	42.40	5	4.687	0.25	**
	04/11/2008	50.84	5	2.570	0.00	121,625

    **
    Grant has already been expensed for Mr. Walker in accordance with retirement eligibility guidelines.

  Option 1 granted to Mr. Smith to purchase 1,000,000 shares of Pier 1 Imports' common stock on February 19, 2007 was time-based and vested on February 19, 2008. The grant is being expensed over two years at $2.88 per share. The minimum level of the fiscal 2009 adjusted consolidated EBITDA target for Option 2 was not achieved; therefore, none of the 1,000,000 shares which could have vested were expensed during fiscal 2009.

(5)
This column represents the sum of the change in pension value and above market earnings on non-qualified deferred compensation earnings for each of the named executive officers. During fiscal 2007, Mr. Smith did not participate in a Pier 1 Imports defined benefit plan and Mr. Humenesky was not a named executive officer. During fiscal 2009, Ms. Leite did not participate in a Pier 1 Imports defined benefit plan.

  The change in pension value was:

Name	Fiscal 2009	Fiscal 2008	Fiscal 2007
Alexander W. Smith	$285,125	$3,883,868	N/A
Charles H. Turner	$654,343	$385,629	$107,259
Gregory S. Humenesky	$68,092	$11,799	N/A
Jay R. Jacobs	$558,703	$360,718	$8,877
David A. Walker	$407,717	$210,351	$173,593

  See the Pension Benefits Table below for additional information.

  During fiscal 2009, 2008 and 2007, Mr. Smith did not participate in a non-qualified deferred compensation plan. During fiscal 2007, Mr. Humenesky was not a named executive officer. During fiscal 2009, Ms. Leite did not participate in a non-qualified deferred compensation plan. The above market earnings on the non-qualified deferred compensation plan(s) in which the below named executive officers participated were:

Name	Fiscal 2009	Fiscal 2008	Fiscal 2007
Charles H. Turner	$364	$369	$518
Gregory S. Humenesky	$273	$235	N/A
Jay R. Jacobs	$1,179	$2,672	$1,049
David A. Walker	$3,253	$2,542	$686

  Above market earnings represent the difference between 120% of the long-term applicable Federal Rate at the time the rate for the plan was selected and the annual interest credited in calendar years 2009, 2008 and 2007 of 7.39%, 7.03% and 7.05%, respectively, by Pier 1 Imports on salary deferred by the named executive officers plus Pier 1 Imports match amounts under the non-qualified deferred compensation plans described below under the caption "Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 28, 2009". Additional information on these plans and the indicated named executive officer's participation is shown in that table.

(6)
The following tables describe each component of the All Other Compensation column in the Summary Compensation Table:

Fiscal 2009 All Other Compensation(a)

Name	Tax Gross- ups(b)	Payments Relating to Employee Savings Plans(c)	Moving, Relocation and Other Expenses(d)	Total All Other Compensation
Alexander W. Smith	$0	$6,996	—	$6,996
Charles H. Turner	$0	$22,138	—	$22,138
Gregory S. Humenesky	$0	$9,300	—	$9,300
Jay R. Jacobs	$0	$26,055	—	$26,055
Sharon M. Leite	$1,134	$8,804	$14,128	$24,066
David A. Walker	$0	$22,065	$372,796	$394,861

    (a)
    Perquisites less than $10,000 are not included in this table.

    (b)
    This column reports the amount of gross-ups for taxes paid to the named executive officers. The amount paid to Ms. Leite was for taxes on reimbursements taxable to Ms. Leite for non-deductible moving and relocation expenses from her residence in Columbus, Ohio to Fort Worth, Texas. All eligible employees are entitled, pursuant to Pier 1 Imports' relocation policy, to have their wages "grossed-up" to offset the effects of tax liability associated with non-deductible relocation and moving expenses.

    (c)
    This column reports (a) Pier 1 Imports matching contributions to the named executive officer's 401(k) savings account equal to the sum of (i) 100% of the first one percent of the participant's elected compensation deferral, and (ii) 50% of the next four percent of the participant's elected compensation deferral, up to the limitations imposed under IRS rules; (b) the same rate of Pier 1 Imports matching contributions to the named executive officer's account in the Pier 1 Imports non-qualified deferred compensation plan known as the Benefit Restoration Plan II, which is subject to the same vesting requirements as Pier 1 Imports' 401(k) Retirement Plan; and (c) Pier 1 Imports matching contributions to the named executive officer's Stock Purchase Plan account.

      Those contributions were as follows:

Name	401(k)	BRP II	SPP	Total
Alexander W. Smith	$6,996	N/A	N/A	$6,996
Charles H. Turner	$7,073	$5,805	$9,260	$22,138
Gregory S. Humenesky	$6,900	$0	$2,400	$9,300
Jay R. Jacobs	$7,073	$10,530	$8,452	$26,055
Sharon M. Leite	$8,804	N/A	N/A	$8,804
David A. Walker	$5,919	$15,396	$750	$22,065
(Employment ended August 15, 2008)

      Pier 1 Imports' 401(k) and Stock Purchase Plan are broad based plans available to all eligible employees on a non-discriminatory basis. All stock purchases and contributions under the Stock Purchase Plan were suspended from March 29, 2008 through June 30, 2008. For fiscal 2009, matching contributions under the Stock Purchase Plan were at the following rates for each named executive officer:

Name	From March 2, 2008 to March 28, 2008	From July 1, 2008 to February 28, 2009
Charles H. Turner	50%	25%
Gregory S. Humenesky	30%	25%
Jay R. Jacobs	50%	25%
David A. Walker	100%	25%
(Employment ended August 15, 2008)

    (d)
    This column reports $1,038 cell phone allowance paid to Ms. Leite, $4,135 reimbursement paid to her for moving and relocation expenses from her residence in Columbus, Ohio to Fort Worth, Texas, and travel expenses of $8,955 paid by Pier 1 Imports for her travel between Columbus, Ohio and Fort Worth, Texas during her period of relocation. This column reports $372,796 paid to Mr. Walker under an agreement for severance benefits with respect to the end of Mr. Walker's employment with Pier 1 Imports.

Fiscal 2007 and Fiscal 2008 All Other Compensation

Name	Fiscal Year	Car Allowance	Club Dues Allowance	Cell Phone Allowance	Officer Medical Reimbursement(a)	Financial Planning and Tax Preparation Services Allowance	Tax Gross- Ups(b)	Payments Relating to Employee Savings Plans(c)	Dividends Paid on Restricted Stock(d)	Moving, Relocation and Other Expenses(e)	Total All Other Compensation
Alexander W. Smith	2008	$19,200	$3,900	$900	$3,111	$20,000	$0	$4,615	N/A	$585,418	$637,144
	2007	$526	$107	N/A	$0	$0	$0	$0	N/A	$45,965	$46,598
Charles H. Turner	2008	$14,400	$2,400	$900	$5,467	$8,600	$0	$34,153	$0	$0	$65,920
	2007	$13,200	$2,228	N/A	$14,533	$7,600	$3,829	$31,336	$7,106	$0	$79,832
Gregory S. Humenesky	2008	$14,400	$2,400	$900	$3,312	$6,000	$0	$1,240	$0	$0	$28,252
Jay R. Jacobs	2008	$14,400	$2,400	$900	$1,615	$7,800	$0	$37,266	$0	$0	$64,381
	2007	$13,200	$2,228	N/A	$4,145	$7,600	$2,950	$37,105	$7,106	$0	$74,334
David A. Walker	2008	$14,400	$2,400	$900	$3,954	$6,800	$0	$22,383	$0	$0	$50,837
(Employment ended	2007	$13,200	$2,228	N/A	$1,510	$5,700	$2,511	$19,699	$7,106	$0	$51,954
August 15, 2008)

    (a)
    This column reports amounts reimbursed to the named executive officers for medical expenses under the Pier 1 Imports Executive Health Expense Reimbursement Plan.

    (b)
    This column reports the amount of gross-ups for taxes paid to the named executive officers.

    (c)
    This column reports (a) Pier 1 Imports matching contributions to the named executive officer's 401(k) savings account equal to the sum of (i) 100% of the first one percent of the participant's elected compensation deferral, and (ii) 50% of the next four percent of the participant's elected compensation deferral, up to the limitations imposed under IRS rules; (b) the same rate of Pier 1 Imports matching contributions to the named executive officer's account in the Pier 1 Imports non-qualified deferred compensation plan known as the Benefit Restoration Plan II, which is subject to the same vesting requirements as Pier 1 Imports' 401(k) Retirement Plan; and (c) Pier 1 Imports matching contributions to the named executive officer's Stock Purchase Plan account equal to 50% of the named executive officer's compensation deduction, other than Mr. Walker whose matching contributions were 100% of his compensation deduction, and Mr. Humenesky whose matching contributions were 20% for a portion of the year and 30% for the remainder of the year.

      Those contributions were as follows:

Name	Fiscal Year	401(k)	BRP II	SPP	Total
Alexander W. Smith	2008	$4,615	N/A	N/A	$4,615
	2007	N/A	N/A	N/A	N/A
Charles H. Turner	2008	$7,039	$5,853	$21,261	$34,153
	2007	$6,687	$5,765	$18,884	$31,336
Gregory S. Humenesky	2008	$0	$0	$1,240	$1,240
Jay R. Jacobs	2008	$6,808	$10,852	$19,606	$37,266
	2007	$6,687	$11,534	$18,884	$37,105
David A. Walker	2008	$5,100	$10,783	$6,500	$22,383
(Employment ended August 15, 2008)	2007	$4,488	$8,711	$6,500	$19,699

      Pier 1 Imports' 401(k) and Stock Purchase Plan are broad based plans available to all eligible employees on a non-discriminatory basis.

    (d)
    This column reports dividends paid on unvested restricted stock held by the named executive officers.

    (e)
    This column reports the following amounts paid to Mr. Smith pursuant to his employment agreement and as described in the Compensation Discussion and Analysis above:

    •
    $125,000 allowance for moving, relocation, and other expenses ($45,965 paid during fiscal 2007 and $79,035 paid during fiscal 2008);

    •
    Travel expenses of $6,383 paid by Pier 1 Imports during fiscal 2008 for Mr. Smith and his spouse for travel between Boston and Fort Worth; and

    •
    $500,000 reimbursement during fiscal 2008 for lost benefits under the long-range performance incentive plan of his former employer.

 Grants of Plan-Based Awards for the Fiscal Year Ended February 28, 2009

        During fiscal 2009, Pier 1 Imports maintained a short-term incentive plan (pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan) for its executives and key members of management in which the named executive officers participated. Under the plan, incentive awards in the form of cash are paid if Pier 1 Imports attains certain targeted levels of adjusted consolidated operating cash earnings before interest, taxes, depreciation, and amortization from all domestic and international operations, but not including discontinued operations, unusual or non-recurring charges nor recurring non-cash items, each as determined by the compensation committee, or a subcommittee. We refer to this measure as the Profit Goal. The participant must be employed at the end of the fiscal year to receive any cash incentive award. An executive's cash incentive award potential is expressed as a percentage of his annual base salary for the fiscal year. The cash incentive award target for Mr. Smith was 100% of his annual base salary and for Messrs. Turner, Humenesky and Jacobs and Ms. Leite was 75% of their annual base salary. Mr. Walker was not employed with Pier 1 Imports at the end of fiscal 2009. The short-term incentive plan is further described in the Compensation Discussion and Analysis above. Neither the threshold nor the minimum level of the Profit Goal was achieved for fiscal 2009, and no short-term incentive compensation was earned pursuant to the plan.

        During fiscal 2009, Pier 1 Imports granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan time-based restricted stock awards. These time-based awards vest 33%, 33% and 34% each year over a three-year period beginning on the first anniversary of the grant date provided that the participant is employed at the vesting date. Time-based restricted stock grants for fiscal 2009 to Messrs. Turner, Humenesky and Jacobs and Ms. Leite were 15,000 shares each and to Mr. Walker were 10,000 shares. Mr. Walker forfeited all of his unvested restricted stock awards upon his termination.

        During fiscal 2009, Pier 1 Imports granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan non-qualified stock options of 35,000 to Mr. Walker and 45,000 each to Messrs. Turner, Humenesky and Jacobs and Ms. Leite that vest equally over a four-year period beginning on the first anniversary of the grant date. The options terminate 10 years from the date of grant. Mr. Walker's stock option vesting accelerated pursuant to the stock option grant agreement upon the end of his employment given his age and years of service with Pier 1 Imports. Those fully vested options may be exercised during the three years following his termination.

        The following table sets forth information relating to grants of plan-based awards during the fiscal year ended February 28, 2009 to the executive officers named in the Summary Compensation Table. Pier 1 Imports distributes long-term incentive awards as soon as possible following receipt of all required approvals. Stock options are granted at the closing price of Pier 1 Imports' common stock on the date of the grant. Pier 1 Imports' practice is for the grants of stock options and restricted stock to be made on the day following board of directors approval allowing Pier 1 Imports to provide information to the market, if any, that may require disclosure as a result of Pier 1 Imports' board of directors meeting at which the grants were approved. Delays in the grant date may occur pending quarterly earnings releases and conference calls or as otherwise directed by the board of directors. For fiscal 2009, the grant date was delayed pending Pier 1 Imports' fourth quarter and year-end earnings release and conference call.

									All other Stock Awards: Number of Shares of Stock or Units(2) (#)
										All Other Option Awards: Number of Securities Underlying Options(3) (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards(4) ($/Share)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Meeting Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alexander W. Smith	N/A	N/A	$105,000	$1,050,000	$1,575,000	—	N/A	—	0	0	N/A	N/A
Charles H. Turner	04/11/2008	03/25/2008	$34,500	$345,000	$517,500	—	N/A	—	15,000	45,000	$7.45	$268,125
Gregory S. Humenesky	04/11/2008	03/25/2008	$24,750	$247,500	$371,250	—	N/A	—	15,000	45,000	$7.45	$268,125
Jay R. Jacobs	04/11/2008	03/25/2008	$31,500	$315,000	$472,500	—	N/A	—	15,000	45,000	$7.45	$268,125
Sharon M. Leite	04/11/2008	03/25/2008	$24,750	$247,500	$371,250				15,000	45,000	$7.45	$268,125
David A. Walker (Employment ended August 15, 2008)	04/11/2008	03/25/2008	N/A	N/A	N/A	—	N/A	—	10,000	35,000	$7.45	$196,125

(1)
As noted above, no short-term incentive compensation was earned for fiscal 2009. These columns show the potential value of the payout for each named executive officer under the short-term incentive plan described above if the threshold, target or maximum amount of the Profit Goal for fiscal 2009 had been met and the named executive officer was employed at the end of the fiscal year. Mr. Walker was not employed at the end of the fiscal year. The target calculation is based on the named executive officer's fiscal 2009 annual base salary as of the last day of the fiscal year—February 28, 2009. The fiscal 2009 annual base salary in effect for cash incentive award calculations for Mr. Smith was $1,050,000; for Mr. Turner was $460,000; for Mr. Humenesky was $330,000; for Mr. Jacobs was $420,000; and for Ms. Leite was $330,000.

(2)
This column shows the number of time-based restricted stock awards granted to the named executive officer in fiscal 2009 pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan. These awards vest 33%, 33% and 34% respectively on each anniversary of the grant date provided that the named executive officer is employed on the vesting date. The restricted stock award agreement permits an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by electing to require Pier 1 Imports to purchase unrestricted shares otherwise deliverable. Mr. Walker forfeited this restricted stock award upon his termination of employment with Pier 1 Imports on August 15, 2008.

(3)
This column shows the number of non-qualified stock options granted to the named executive officer in fiscal 2009 pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan. All of these options become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant, except that they become fully exercisable upon retirement, death, or disability. The stock option award agreement permits an employee to tender previously owned shares to pay the exercise price of an option and permits an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option. Options terminate (i) at the time of termination of employment if the employment ends without Pier 1 Imports' consent, (ii) the earlier of expiration of the option term or the 91st day after the date of termination in the case of termination with the consent of Pier 1 Imports, (iii) the earlier of expiration of the option term or one year after death or disability, or (iv) the earlier of expiration of the option term, or three years after retirement (defined to be age 65 or over, or age 55 or over with at least 15 years of employment with Pier 1 Imports). Upon retirement, the option award becomes fully vested. Mr. Walker's employment with Pier 1 Imports ended on August 15, 2008 and this option became 100% vested upon his date of termination and exercisable for three years following the date of termination given his age and years of service as of that date.

(4)
This column shows the exercise price for the stock options granted, which was the closing market price of Pier 1 Imports' common stock on April 11, 2008.

(5)
This column shows the full grant date fair value of the time-based restricted stock awards and the stock options to the named executive officers under SFAS 123R in fiscal 2009. Generally, the full grant date fair value is the amount that Pier 1 Imports would expense in its financial statements over the award's vesting schedule. As Mr. Walker was retirement eligible under the provisions of his stock option grant agreement under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan (given his age and years of employment with Pier 1 Imports), the fair value of his stock option award was expensed in its entirety in fiscal 2009. The grant date fair value of the restricted stock awards was based on the closing price of Pier 1 Imports' common stock on the date of grant of $7.45. For stock options, grant date fair value was calculated using the Black Scholes model value on the date of grant as $3.48. For additional information on the valuation assumptions, refer to note #8 to the Pier 1 Imports, Inc. consolidated financial statements in Pier 1 Imports' Annual Report on Form 10-K for the fiscal year ended February 28, 2009 (the "2009 Form 10-K"). These amounts reflect Pier 1 Imports' accounting expense and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards Table for the Fiscal Year Ended February 28, 2009

        The following table provides information on the current outstanding stock option and restricted stock awards held by each named executive officer as of the end of fiscal 2009. Market value was determined using the closing price of Pier 1 Imports' common stock of $0.21 (the NYSE closing price on February 27, 2009, which was the last business day of fiscal 2009).

		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested(5) ($)
Alexander W. Smith	02/19/2007	1,000,000				$6.6900	02/19/2017
	02/19/2007			2,000,000	(3)	$6.6900	02/19/2017
								N/A	N/A	N/A	N/A
Charles H. Turner	10/12/2000	60,000				$10.4375	10/12/2010
	09/27/2001	75,000				$8.2600	09/27/2011
	09/26/2002	100,000				$20.3800	09/26/2012
	09/25/2003	100,000				$19.4000	09/25/2013
	06/28/2004	100,000				$17.2500	06/28/2014
	07/01/2005	15,000	5,000			$14.2500	07/01/2015
	06/23/2006	15,000	15,000			$7.5500	06/23/2016
	04/13/2007	15,000	45,000			$7.7700	04/13/2017
	04/11/2008		45,000			$7.4500	04/11/2018
	06/23/2006							3,740	$785
	04/13/2007							8,040	$1,688
	04/11/2008							15,000	$3,150
	06/23/2006									12,000	$2,520
Gregory S. Humenesky	03/03/2005	3,750	1,250			$18.4900	03/03/2015
	07/01/2005	15,000	5,000			$14.2500	07/01/2015
	06/23/2006	15,000	15,000			$7.5500	06/23/2016
	04/13/2007	15,000	45,000			$7.7700	04/13/2017
	04/11/2008		45,000			$7.4500	04/11/2018
	06/23/2006							3,740	$785
	04/13/2007							8,040	$1,688
	04/11/2008							15,000	$3,150
	06/23/2006									12,000	$2,520
Jay R. Jacobs	10/12/2000	45,000				$10.4375	10/12/2010
	09/27/2001	75,000				$8.2600	09/27/2011
	09/26/2002	100,000				$20.3800	09/26/2012
	09/25/2003	100,000				$19.4000	09/25/2013
	06/28/2004	100,000				$17.2500	06/28/2014
	07/01/2005	15,000	5,000			$14.2500	07/01/2015
	06/23/2006	15,000	15,000			$7.5500	06/23/2016
	04/13/2007	15,000	45,000			$7.7700	04/13/2017
	04/11/2008		45,000			$7.4500	04/11/2018
	06/23/2006							3,740	$785
	04/13/2007							8,040	$1,688
	04/11/2008							15,000	$3,150
	06/23/2006									12,000	$2,520
Sharon M. Leite	08/06/2007	7,500	22,500			$6.2500	08/06/2017
	04/11/2008		45,000			$7.4500	04/11/2018
	08/06/2007							4,020	$844
	04/11/2008							15,000	$3,150
										N/A	N/A

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested(5) ($)
David A. Walker(6)	03/25/1999	3,500			$8.1875	03/25/2009
(Employment ended	09/14/1999	25,000			$5.8125	09/14/2009
August 15, 2008)	10/12/2000	60,000			$10.4375	10/12/2010
	09/27/2001	100,000			$8.2600	08/15/2011
	09/26/2002	100,000			$20.3800	08/15/2011
	09/25/2003	100,000			$19.4000	08/15/2011
	06/28/2004	100,000			$17.2500	08/15/2011
	07/01/2005	20,000			$14.2500	08/15/2011
	06/23/2006	30,000			$7.5500	08/15/2011
	04/13/2007	60,000			$7.7700	08/15/2011
	04/11/2008	35,000			$7.4500	08/15/2011
							N/A	N/A	N/A	N/A

(1)
For better understanding of this table, we have included an additional column showing the grant date of the stock options and restricted stock awards.

(2)
Stock options become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting
03/03/2005, 07/01/2005, 06/23/2006, 04/13/2007, 08/06/2007 and 04/11/2008	25% per year beginning on the anniversary of grant date.
02/19/2007	As described and discussed in the Compensation Discussion and Analysis above, Option 1 for Mr. Smith vested in full on February 19, 2008.
(3)
Refer to the Compensation Discussion and Analysis above on Option 2 granted to Mr. Smith for a discussion of its vesting.

(4)
Time-based restricted stock awards vest according to the following schedule:

Grant Date	Vesting
06/23/2006, 04/13/2007, 08/06/2007 and 04/11/2008	33%, 33% and 34%, respectively, on each anniversary of the grant date provided that the participant is employed at the vesting date.
(5)
Performance-based restricted stock awards vest according to the following schedule:

Grant Date	Vesting
06/23/2006	Cliff vest on date of filing 2009 Form 10-K if three-year cumulative adjusted consolidated EBITDA is at least $331,000,000 provided that the participant is employed at the end of the three fiscal years. These awards did not vest and were forfeited as of that date given Pier 1 Imports' three-year cumulative adjusted consolidated EBITDA being below the stated amount.
(6)
Upon the termination of Mr. Walker's employment on August 15, 2008, all unvested restricted stock awards (time and performance-based) were forfeited. His stock options are exercisable until the earlier of expiration of the option term of 10 years from the grant date, or August 15, 2011.

 Option Exercises and Stock Vested Table for the Fiscal Year Ended February 28, 2009

        The following table provides information for each named executive officer on (a) stock option exercises during fiscal 2009, including the number of shares acquired upon exercise and the value realized, and (b) the number of shares for which forfeiture restrictions lapse upon the vesting of time-based restricted stock awards and the value realized. In each event the value realized is before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Grant Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alexander W. Smith	0	$0	N/A	N/A	N/A
Charles H. Turner	0	$0	04/13/2007	3,960	$29,502
			06/23/2006	3,630	$14,520
			07/01/2005	6,120	$19,890
Gregory S. Humenesky	0	$0	04/13/2007	3,960	$29,502
			06/23/2006	3,630	$14,520
			07/01/2005	6,120	$19,890
Jay R. Jacobs	0	$0	04/13/2007	3,960	$29,502
			06/23/2006	3,630	$14,520
			07/01/2005	6,120	$19,890
Sharon M. Leite			08/06/2007	1,980	$7,682
David A. Walker	0	$0	04/13/2007	3,960	$29,502
(Employment ended			06/23/2006	3,630	$14,520
August 15, 2008)			07/01/2005	6,120	$19,890

(1)
On April 13, 2007, June 23, 2006 and July 1, 2005, Messrs. Turner, Humenesky, Jacobs and Walker were each granted 12,000 shares, 11,000 shares and 18,000 shares, respectively, of restricted stock that vest 33%, 33% and 34% on each anniversary of the grant date provided that the participant is employed at the vesting date. On April 13, 2008, the forfeiture restrictions lapsed on 3,960 shares with a market price of $7.45 as of that date. On June 23, 2008, the forfeiture restrictions lapsed on 3,630 shares with a market price of $4.00 as of that date. On July 1, 2008, the forfeiture restrictions lapsed on 6,120 shares with a market price of $3.25 as of that date. On August 6, 2007, Ms. Leite was granted 6,000 shares of restricted stock that vest 33%, 33% and 34% on each anniversary of the grant date provided that the participant is employed at the vesting date. On August 6, 2008, the forfeiture restrictions lapsed on 1,980 shares with a market price of $3.88 as of that date.

Pension Benefits Table for the Fiscal Year Ended February 28, 2009

        Pier 1 Imports' chief executive officer and the named executive officers other than Ms. Leite participate in a plan which was adopted by Pier 1 Imports in 1995 and is known as the Supplemental Retirement Plan. The plan provides upon death, disability, or retirement, or termination of employment (including termination of employment in certain circumstances as a result of a change in control) for reasons other than cause (as defined in the plan) each participant will receive a life annuity based on an annual benefit which generally equals 60% of the participant's highest three-year average of annual salary and bonus offset by Social Security retirement benefits. As shown in Pier 1 Imports' Form 8-K filed on November 15, 2007, Mr. Smith was offered, and he elected, a lump-sum payment option of the actuarial equivalent of his benefit. As shown in Pier 1 Imports' Form 8-K filed on April 24, 2008,

Messrs. Turner, Jacobs and Walker were offered, and each elected, a lump-sum payment option of the actuarial equivalent of his benefit. Effective April 20, 2008, Mr. Humenesky was offered, and he elected, a lump-sum payment option of the actuarial equivalent of his benefit. For the named executive officers that participate in the plan (other than Mr. Smith), the annual life annuity amount cannot exceed $500,000. Mr. Smith's benefit calculation is not subject to this limitation. For certain participants the plan also provides that in the event of disability or retirement, those participants and their dependents have the lifetime right to participate in comparable major medical and hospitalization insurance coverage as made available generally to Pier 1 Imports employees and their dependents. If the executive elects such coverage he or she must pay a portion of the total premium. In the event of termination of employment (for reasons other than cause) prior to retirement eligibility, the participant and his or her dependents have the right to participate in such comparable major medical and hospitalization insurance coverage during the 15 years immediately after the date the participant attains age 65. If the participant elects such coverage he or she must pay the total premium. Termination of employment in certain circumstances as a result of a change in control may constitute retirement under the plan.

        The following table shows the present value of each named executive officer's total accumulated benefit under Pier 1 Imports' Supplemental Retirement Plan as of the fiscal year ended February 28, 2009.

Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Alexander W. Smith	9.67	$4,088,276	(2)	$0
Charles H. Turner	17	$2,510,223		$0
Gregory S. Humenesky	5	$79,891		$0
Jay R. Jacobs	31	$2,997,808		$0
Sharon M. Leite	N/A	N/A		N/A
David A. Walker (Employment ended August 15, 2008)	39	$1,666,407		$0	(3)

    (1)
    With the exception of Mr. Smith, the number of years of credited service for plan purposes equals the years of credited vesting service as determined by Pier 1 Imports' 401(k) plan for the participant, regardless of whether the participant is actually participating in the 401(k) plan. In all cases except Mr. Smith, the years of credited service shown equals the named executive officer's years of employment with Pier 1 Imports. Pursuant to his employment agreement, Mr. Smith was entitled to participate in the Supplemental Retirement Plan so as to achieve the same level of benefit as his accrued benefit under the supplemental executive retirement plan of his former employer. Therefore, in fiscal 2008 (as shown in the 8-K filed on November 15, 2007) Mr. Smith was credited with 10 years of plan participation upon enrollment in the plan and 6.67 years of credited service as of his employment date with Pier 1 Imports. The additional 6.67 years of credited service accounts for $3,104,410 of his total present value of accrued benefits of $4,088,276. In accordance with Pier 1 Imports' 401(k) plan, and as of the end of fiscal 2009, Mr. Smith has achieved three additional years of credited service based upon his employment date.

    (2)
    Includes the present value of medical insurance premiums payable to Mr. Smith in the event of early retirement.

    (3)
    As described in Pier 1 Imports' Form 8-K filed on October 1, 2008, Mr. Walker was paid $1,666,407 on March 2, 2009 for settlement of the amount owed to him under the Supplemental Retirement Plan.

        Benefits under the plan for each participant are prorated for years of credited service with Pier 1 Imports of less than 20 years. In addition, each participant becomes vested in that benefit based on years of plan participation under the following schedule:

Years of Plan Participation	Vesting Percentage
Less than 1	0%
1 but less than 2	10%
2 but less than 3	20%
3 but less than 4	30%
4 but less than 5	40%
5 but less than 6	50%
6 but less than 7	60%
7 but less than 8	70%
8 but less than 9	80%
9 but less than 10	90%
10 or more	100%

Vesting is accelerated to 100% upon an early retirement, normal retirement, termination of employment in certain circumstances as a result of a change in control of Pier 1 Imports, or death or disability of the participant. The years of plan participation for Mr. Smith are 11 years, for Mr. Humenesky are 3 years, for Mr. Jacobs are 13 years, and for Mr. Turner are 13 years.

        None of the named executive officers qualifies for normal retirement under the plan, which requires a participant's attainment of age 65. A participant qualifies for early retirement if the participant has at least 10 years of plan participation and retires at or after age 55 and before age 65. If a participant retires from Pier 1 Imports after age 55 but before age 65, the calculated benefit prior to adjustment for Social Security benefits is reduced by 5% for each year that retirement precedes age 65. Mr. Smith is eligible for early retirement.

        Refer to note #7 to the Pier 1 Imports, Inc. consolidated financial statements in the 2009 Form 10-K for a discussion of the valuation method and material assumptions applied in quantifying the present value of the current accrued benefit for the plan shown in the Pension Benefits Table above.

Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 28, 2009

        The following table shows the value as of the fiscal year ended February 28, 2009 of each named executive officer's total benefit under each non-qualified deferred compensation plan of Pier 1 Imports in which the executive participates. Mr. Smith and Ms. Leite did not participate in either plan described below during fiscal 2009. Pier 1 Imports' non-qualified deferred compensation plans are:

  •
  Pier 1 Imports Benefit Restoration Plan—The Pier 1 Imports Benefit Restoration Plan ("BRP") was established by Pier 1 Imports in April 1990. The BRP permits select members of management and highly compensated employees of Pier 1 Imports to defer current compensation (generally W-2 earnings). Additionally, Pier 1 Imports recognizes the value of the past and present services of employees participating in the BRP by making matching contributions to employee deferrals plus paying interest earnings on the deferral and match amounts. Pier 1 Imports' matching contribution is (i) 100% of the first one percent of the participant's compensation deferral, and (ii) 50% of the next four percent of the participant's compensation deferral.

    Each participant's deferral and matched amounts are credited at least quarterly with an amount of interest at an annual rate equal to Moody's Corporate Bond Index plus 1%. Over the last three fiscal years, the annual interest rates have ranged from 6.63% to 7.39%. During fiscal 2009, the interest rates were 7.03% through December 31, 2008 and 7.39% January 1, 2009 through February 28, 2009. Participants' accounts are paid to them upon separation from Pier 1 Imports in a lump-sum amount unless the participant has previously elected and qualified for a five-year installment form of payment. Participants may also elect an in-service lump-sum distribution with a 10% penalty for early withdrawal. Participants' deferral amounts and the interest earned on those amounts are fully vested. No loans are permitted. Matching contributions and the interest earned on those contributions are subject to the same vesting requirements as Pier 1 Imports' 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports matching contributions plus earnings after six years of service with Pier 1 Imports.

    Effective December 31, 2004, the BRP was closed to further contributions by participants. The plan was renamed the BRP I and Pier 1 Imports offered after that date the BRP II plan described below. Only vested account balances remain in the BRP I along with the interest continuing to be earned on those amounts.

  •
  Pier 1 Imports Benefit Restoration Plan II—All unvested BRP I amounts were transferred to the Pier 1 Imports BRP II. The BRP II has the same purpose as the BRP I, but was adopted to separate the portion of the BRP that became subject to new deferred compensation taxation laws effective January 1, 2005 generally referred to as 409A.

    BRP II participants may defer pre-tax amounts of up to 20% of their compensation (generally W-2 earnings). Participants' contributions and the interest earned on those contributions are fully vested. No loans are permitted. Pier 1 Imports' matching contribution is (i) 100% of the first one percent of the participant's compensation deferral, and (ii) 50% of the next four percent of the participant's compensation deferral. Matching contributions and the interest earned on those contributions are subject to the same vesting requirements as Pier 1 Imports' 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports' matching contributions plus earnings after six years of service with Pier 1 Imports.

    Each participant's deferral amount plus the Pier 1 Imports match is credited at least quarterly with an amount of interest at an annual rate equal to Moody's Corporate Bond Index plus 1%. Over the last three fiscal years, the annual interest rates have ranged from 6.63% to 7.39%. During fiscal 2009, the interest rates were 7.03% through December 31, 2008 and 7.39% January 1, 2009 through February 28, 2009. The BRP II allows for an in-service lump-sum distribution for an unforeseen emergency. Unless participants elect to have their account balance paid out to them in five annual installments, then upon separation from Pier 1 Imports their current balance is paid out to them in a lump-sum distribution, subject to delay as required by 409A.

        Trusts have been established for the purpose of setting aside funds to be used to settle obligations under the benefit restoration plans. The trusts assets are consolidated in Pier 1 Imports' financial statements and consist of interest yielding investments aggregating $247,000 at February 28, 2009. The trusts also own and are the beneficiaries of a number of insurance policies on the lives of current and past key executives. At February 28, 2009, the cash surrender value of these policies was $5,409,000. These investments are restricted and may only be used to satisfy BRP obligations. Any future contributions will be made at the discretion of the board of directors and may be made in the form of cash or other assets such as life insurance policies.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals / Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)
Charles H. Turner
BRP I	$0	$0	$0	$0	$0
BRP II	$7,740	$5,805	$4,734	$0	$71,694
Gregory S. Humenesky
BRP II	$0	$0	$3,557	$0	$52,124
Jay R. Jacobs
BRP I	$0	$0	$0	$0	$0
BRP II	$35,100	$10,530	$15,320	$0	$232,309
David A. Walker (Employment ended August 15, 2008)
BRP I	$0	$0	$33,783	$102,193	$415,340
BRP II	$30,792	$15,396	$9,291	$151,733	$0

(1)
Reflects participation by Messrs. Turner, Humenesky, Jacobs and Walker during fiscal 2009 in the Pier 1 Imports Benefit Restoration Plan II. Executive contribution amounts are included in each named executive officer's salary amount in the Summary Compensation Table above.

(2)
Reflects Pier 1 Imports' matching contribution credited to the account of each named executive officer described in footnote 1 above, pursuant to the BRP II. These amounts are also included as All Other Compensation in the Summary Compensation Table above.

(3)
Reflects interest earnings on compensation deferrals plus applicable matching contributions. The interest earnings shown are the total amount of interest payments accrued. See footnote 5 to the Summary Compensation Table above for the above market earnings portion of these interest earnings in fiscal 2009.

(4)
In fiscal 2009, BRP I and BRP II plan account distributions for Mr. Walker were made pursuant to the end of his employment. Mr. Walker has elected and qualified for a 5-year installment payment of his BRP I amount. No other withdrawals or distributions were made to the named executive officers in fiscal 2009.

(5)
All named executive officers listed in the table above are fully vested in the BRP I and BRP II with the exception of Mr. Humenesky, who is 80% vested.

 Potential Payments upon Termination or Change in Control

        The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements to which they are a party for various scenarios including a change in control or termination of employment, assuming the event occurred on February 28, 2009 and, where applicable, using the closing price of Pier 1 Imports' common stock of $0.21 (the NYSE closing price on February 27, 2009). The table below does not include normal (versus early) retirement payout information because as of February 28, 2009 none of the named executive officers who participate in Pier 1 Imports' Supplemental Retirement Plan were eligible for normal retirement. Mr. Walker is excluded from the tabular discussion below as his employment with Pier 1 Imports ended on August 15, 2008. On March 2, 2009, Mr. Walker was paid $1,666,407 for settlement of the amount owed to him under the Supplemental Retirement Plan. Retirement benefits and payments to Mr. Walker are set forth in the Summary Compensation, the Pension Benefits and the Non-Qualified Deferred Compensation Tables above. For additional information regarding the Supplemental Retirement Plan, please reference the Pension Benefits discussion above. Potential payments to our named executive officers upon termination of employment under Pier 1 Imports' non-qualified deferred compensation arrangements are discussed in the Non-Qualified Deferred Compensation Table above.

        This disclosure is based on the terms and provisions of the plans as they existed at the end of Pier 1 Imports' fiscal 2009, and Pier 1 Imports' interpretation of these terms and provisions at that time. One or more of the plans identified may allow the administration committee of such plan to amend the plan or award grant agreements pursuant to the plan subject to certain restrictions, or both. In such an event, the disclosures shown below would vary depending on the amendment or restriction.

        Mr. Smith's employment agreement contains non-solicitation and non-competition agreements binding Mr. Smith for one year following termination of employment. Additionally, stock option grants under the 1999 Plan and 2006 Plan (as described in the footnotes below) are subject to certain non-competition, non-solicitation and confidentiality agreements which, if violated by an optionee during employment, or within three years after termination of employment in the event of early retirement, will result in termination of the option grant.

	Voluntary Termination ($)		Early Retirement ($)		Voluntary Good Reason Termination ($)		Involuntary Without Cause Termination ($)		For Cause Termination ($)		Change in Control ($)		Death ($)		Disability ($)
Alexander W. Smith
Employment Agreement
Compensation/Benefits	$0		N/A		$1,050,000	(13)	$1,050,000	(13)	$0		$0		$0		$262,500	(13)
Supplemental Retirement Plan(1)
Benefit Payment	$3,898,573		$3,898,573		$3,898,573		$3,898,573		$0		$7,008,595		$1,871,117		$13,104,479
Insurance Premiums	$189,703		$189,703		$189,703		$189,703		$0		$189,703		$0		$189,703
Stock Options	$0		N/A		$0	(13)	$0	(13)	$0		$0		$0		$0	(13)
Charles H. Turner
Supplemental Retirement Plan(1)
Benefit Payment	$2,510,223		N/A		$2,510,223		$2,510,223		$0		$6,194,987		$2,285,479		$3,275,670
Insurance Premiums	$0		N/A		$0		$0		$0		$254,610		$0		$254,610
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$5,624	(4)	$0	(2)	$5,624	(5)	$5,624	(6)	$5,624	(6)
Performance-based(14)	$0	(2)	N/A	(3)	$0	(2)	$2,520	(4)	$0	(2)	$2,520	(5)	$2,520	(6)	$2,520	(6)
Stock Options	$0	(7)	N/A	(8)	$0	(7)	$0	(9)	$0	(10)	$0	(11)	$0	(12)	$0	(12)
Gregory S. Humenesky
Supplemental Retirement Plan(1)
Benefit payment	$79,891		N/A		$79,891		$79,891		$0		$462,506		$181,494		$1,615,579
Insurance Premiums	$0		N/A		$0		$0		$0		$180,955		$0		$180,955
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$5,624	(4)	$0	(2)	$5,624	(5)	$5,624	(6)	$5,624	(6)
Performance-based(14)	$0	(2)	N/A	(3)	$0	(2)	$2,520	(4)	$0	(2)	$2,520	(5)	$2,520	(6)	$2,520	(6)
Stock Options	$0	(7)	N/A	(8)	$0	(7)	$0	(9)	$0	(10)	$0	(11)	$0	(12)	$0	(12)
Jay R. Jacobs
Supplemental Retirement Plan(1)
Benefit payment	$2,997,808		N/A		$2,997,808		$2,997,808		$0		$6,465,104		$2,501,790		$3,042,992
Insurance Premiums	$0		N/A		$0		$0		$0		$235,813		$0		$235,813
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$5,624	(4)	$0	(2)	$5,624	(5)	$5,624	(6)	$5,624	(6)
Performance-based(14)	$0	(2)	N/A	(3)	$0	(2)	$2,520	(4)	$0	(2)	$2,520	(5)	$2,520	(6)	$2,520	(6)
Stock Options	$0	(7)	N/A	(8)	$0	(7)	$0	(9)	$0	(10)	$0	(11)	$0	(12)	$0	(12)
Sharon M. Leite
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$3,994	(4)	$0	(2)	$3,994	(5)	$3,994	(6)	$3,994	(6)
Stock Options	$0	(7)	N/A	(8)	$0	(7)	$0	(9)	$0	(10)	$0	(11)	$0	(12)	$0	(12)

(1)
The amounts shown for voluntary termination, voluntary good reason termination, and involuntary without cause termination represent the present value of the lump-sum amount of the actuarial equivalent of the termination benefit for each participating named executive officer, other than Mr. Smith, under the indicated plan which is payable at age 65. For Mr. Smith, the amounts shown represent a lump-sum amount of the actuarial equivalent of his benefit under the plan given his eligibility for early retirement under the plan. The amount shown for change in control represents the present value of the lump-sum amount of the actuarial equivalent of the benefits for each participating named executive officer assuming the executive officer is involuntarily terminated other than for cause, or leaves the employment of Pier 1 Imports for good reason (as defined in the plan), within 24 months of a change in control (as defined in the plan) of Pier 1 Imports.

(2)
Under grant agreements pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan ("2006 Plan") termination of employment for any reason results in a forfeiture to Pier 1 Imports of all unvested restricted stock awards. The amounts shown in the table assume that the vesting acceleration discussed in footnote 4 or 5 below does not occur upon a voluntary termination of employment.

(3)
Under the 2006 Plan, the plan's administrative committee ("Committee") may, in its discretion, notwithstanding the grant agreement, upon a participant's retirement fully vest any and all Pier 1 Imports' common stock awarded pursuant to a restricted stock award. It is not the normal policy of the Committee to fully vest or accelerate restricted stock awards upon a participant's retirement. Although the plan does not define retirement, for the purposes of this table, eligibility for early retirement assumes attainment of age 55 plus 15 years of service with Pier 1 Imports, and eligibility for normal retirement assumes age 65 regardless of years of service. These are the same parameters for early retirement and normal retirement used in Pier 1 Imports' stock option grants. Messrs. Turner, Humenesky and Jacobs and Ms. Leite, given their ages of 52, 57, 54 and 46, respectively, were not eligible for early retirement under the above parameters. Although Mr. Humenesky has attained the age of 55, he does not have 15 years of service with Pier 1 Imports to be eligible for early retirement.

(4)
Under the 2006 Plan the Committee in its discretion may, notwithstanding the grant agreement, upon termination without cause, fully vest any and all Pier 1 Imports' common stock awarded pursuant to a restricted stock award. The amount shown assumes the Committee fully vested any and all restricted stock grants under the 2006 Plan. It is not the normal policy of the Committee to fully vest or accelerate restricted stock awards upon a participant's termination without cause. Value shown is market price on February 28, 2009 of $0.21 per share times the number of shares.

(5)
Under the 2006 Plan the Committee may, in its discretion, upon a corporate change (as defined in the plan) fully vest any or all common stock awarded pursuant to a restricted stock award. This amount assumes the Committee fully vested the restricted stock grants under the 2006 Plan. It is not the normal policy of the Committee to fully vest or accelerate restricted stock awards upon a corporate change. Value shown is market price on February 28, 2009 of $0.21 per share times the number of shares.

(6)
Under the 2006 Plan, the Committee, in its discretion, may upon death or disability fully vest a restricted stock award. The amount shown assumes the Committee fully vested the restricted stock grants under the 2006 Plan. It is not the normal policy of the Committee to fully vest or accelerate restricted stock awards upon a participant's death or disability. Value shown is market price on February 28, 2009 of $0.21 per share times the number of shares.

(7)
Grants of stock options under the Pier 1 Imports, Inc. 1999 Stock Plan ("1999 Plan") and the 2006 Plan each allows upon a termination with the consent of Pier 1 Imports for the optionee to have until the earlier of (a) the expiration of the option term, or (b) the 91st day after the date of termination to exercise any shares vested as of the date of termination. No named executive officer has stock options with an intrinsic value.

(8)
Under the 1999 Plan and the award agreements pursuant to the 2006 Plan, eligibility for early retirement requires attainment of the age of 55 years, plus 15 years of service with Pier 1 Imports. Eligibility for normal retirement is attained at age 65 regardless of years of service. Under the 1999 Plan and the award agreements pursuant to the 2006 Plan the vesting of all options is accelerated upon retirement. Messrs. Turner, Humenesky and Jacobs and Ms. Leite, given their ages of 52, 57, 54 and 46, respectively, were not eligible for early retirement under the above parameters. Although Mr. Humenesky has attained the age of 55, he does not have 15 years of service with Pier 1 Imports to be eligible for early retirement.

(9)
Upon termination of employment with the consent of Pier 1 Imports, optionees have until the earlier of (a) the expiration of the option term, or (b) the 91st day after the date of termination to exercise the shares vested as of termination. No named executive officer has stock options with an intrinsic value.

(10)
Upon termination for cause, all options terminate at the termination of employment.

(11)
Upon a change in control event (as defined in the 1999 Plan), options granted under the 1999 Plan would automatically vest unless Pier 1 Imports' board of directors determines otherwise prior to the change in control event. Under the 2006 Plan, upon a corporate change (as defined in the plan) the vesting of options may be accelerated, the options may be surrendered for a cash payment or adjusted at the discretion of the Committee or the Committee may determine to make no changes to the options. Assuming that upon a change in control or corporate change an acceleration of the vesting of the options granted under the 1999 Plan and 2006 Plan occurs, no named executive officer has stock options with an intrinsic value. The exercise term would be determined by the Committee.

(12)
Upon the death or disability of an optionee, the options granted under the 1999 Plan and the 2006 Plan become fully exercisable to the extent of all unexercised shares, and may be exercised by the optionee, or in the case of death by the optionee's estate, until the earlier of (a) the expiration of the option term, or (b) the first anniversary date of such death or disability. No named executive officer has stock options with an intrinsic value.

(13)
If Mr. Smith's employment ended as of the end of fiscal 2009 due to a voluntary good reason termination or an involuntary without cause termination, then pursuant to his employment agreement Mr. Smith would be entitled to receive through the term of the agreement his compensation and benefits and all shares of Option 2 would vest. At the end of fiscal 2009, Option 2 had no intrinsic value. In the event of Mr. Smith's disability which results in termination of employment, then pursuant to his employment agreement Mr. Smith would be entitled to receive 13 weeks of compensation and benefits, and any vesting of Option 2 which occurs in the 13-week period. After the 13-week period Mr. Smith would participate in any Pier 1 Imports short-term or long-term disability plans to which he is eligible. Change in control does not constitute a termination event under the agreement, and the death of Mr. Smith ends the employment agreement.

(14)
As mentioned under the Outstanding Equity Awards Table above, these performance-based restricted stock awards did not vest and were forfeited as of the filing of the 2009 Form 10-K given Pier 1 Imports' three-year cumulative adjusted consolidated EBITDA being below the threshold amount required for vesting.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information regarding Pier 1 Imports' equity compensation plans as of February 28, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(1)
Equity compensation plans approved by Shareholders
Pier 1 Imports, Inc. 1989 Employee Stock Option Plan	368,975	$18.85	—
Pier 1 Imports, Inc. 1999 Stock Plan	7,892,400	$15.36	—
Pier 1 Imports, Inc. 2006 Stock Incentive Plan	2,448,550	$7.52	1,505,812
Equity compensation plans not approved by Shareholders(2)	3,000,000	$6.69	—
Total:	13,709,925	$12.16	1,505,812

(1)
The number of shares remaining available for future issuance represents shares available for grant under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan. On March 2, 2009, 723,750 DSU's were granted under the plan. As of May 4, 2009, the plan had 1,005,714 shares available for issuance after forfeitures and shares withheld for withholding tax obligations.

(2)
Equity compensation plans not approved by security holders represent the employment inducement stock option awards granted under Mr. Smith's employment agreement. Refer to note #8 to the Pier 1 Imports, Inc. consolidated financial statements in the 2009 Form 10-K, and the Compensation Discussion and Analysis and the Summary Compensation Table above for additional information regarding the material features of these stock option grants.

OTHER BUSINESS

        Pier 1 Imports does not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        To be included in the proxy statement relating to the 2010 annual meeting of shareholders, shareholder proposals made pursuant to SEC Rule 14a-8 must be received by Pier 1 Imports' corporate secretary no later than 5:00 p.m., local time, January 27, 2010.

        In order to bring a matter before the 2010 annual meeting of shareholders that is not contained in the proxy statement, a shareholder must comply with the advance notice provisions of Pier 1 Imports' by-laws. Pier 1 Imports' by-laws require that it receive notice of the matter no earlier than April 2, 2010, and no later than May 2, 2010. You may contact Pier 1 Imports' corporate secretary to find out what specific information regarding the matter must be included with the advance notice.

YOUR VOTE IS IMPORTANT

        You are encouraged to let us know your preference by completing and returning the enclosed proxy card or by voting by telephone or the Internet.

Michael A. Carter
Senior Vice President and General Counsel,
Secretary

May 27, 2009

 Appendix A

PIER 1 IMPORTS, INC.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        Pier 1 Imports, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: Article FOURTH of the Corporation's Certificate of Incorporation shall be amended to add the following paragraph at the end of Article FOURTH:

  Upon the effectiveness of the Certificate of Amendment of the Certificate of Incorporation adding this paragraph (the "Effective Time"), each two to twenty shares of the Corporation's Common Stock, par value [$1.00 or $0.001] per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value [$1.00 or $0.001] per share, without any further action by the Corporation or the holder thereof, the exact ratio within the two to twenty range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's exchange agent in lieu of such fractional share interests, upon receipt by the Corporation's exchange agent of any required transmittal letter properly completed and duly executed by the stockholder, and, where shares are held in certificated form, the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's exchange agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

        SECOND: On [      ], [2009 or 2010], the Board of Directors of the Corporation determined that each [      ] shares of the Corporation's Common Stock, par value [$1.00 or $0.001] per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value [$1.00 or $0.001] per share. The Corporation publicly announced this ratio on [      ], [2009 or 2010].

        THIRD: This Certificate of Amendment shall become effective on [      ], [2009 or 2010] at [      ] [a.m./p.m.].

        FOURTH: This Certificate of Amendment was duly adopted in accordance with § 242 of the DGCL.

A-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [      ] day of [      ], [2009 or 2010].

Pier 1 Imports, Inc.
By:	/s/ MICHAEL A. CARTER
Name:	Michael A. Carter
Title:	Senior Vice President and General Counsel, Secretary

A-2

 Appendix B

PIER 1 IMPORTS, INC.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        Pier 1 Imports, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Certificate of Amendment to the Certificate of Incorporation of the Corporation (the "Effective Time"), Article FOURTH of the Corporation's Certificate of Incorporation, relating to the capital structure of the Corporation, is hereby amended to read in its entirety as set forth below:

  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is five hundred twenty million (520,000,000). The total number of shares of stock which the Corporation shall have authority to issue are divided into two classes, five hundred million (500,000,000) shares of which are designated as Common Stock having a par value of one-tenth of one cent ($0.001) per share (the "Common Stock"), and twenty million (20,000,000) shares of which are designated as Preferred Stock having a par value of one dollar ($1.00) per share (the "Preferred Stock").

  Subject to § 213 of General Corporation Law of the State of Delaware, each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder.

  The Preferred Stock may be issued in one or more series. With respect to each series of Preferred Stock, the Board of Directors of the Corporation is expressly authorized to fix by resolution or resolutions (i) the number of shares of Preferred Stock of such series as to which the resolution or resolutions apply, and (ii) the designations and the powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, to the full extent permitted by the General Corporation Law of the State of Delaware in respect of such series of Preferred Stock."

        SECOND: No shares of the Corporation's Formula Rate Preferred Stock are outstanding, all outstanding shares having been redeemed in accordance with their terms on or about September 18, 1991. Accordingly, upon the Effective Time, all provisions relating to the Formula Rate Preferred Stock, which were added by a Certificate of Amendment of Certificate of Incorporation filed on October 29, 1987, are hereby deleted from the Certificate of Incorporation. Such deleted provisions read in their entirety as follows:

          FIRST: On August 6, 1987, the Board of Directors of the Corporation, acting by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the By-laws of the Corporation, adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation, as amended by the Certificate of Designation filed by the Corporation on February 17, 1987 with respect to the Corporation's $.25 Preferred Stock:

          RESOLVED, that the Board of Directors hereby adopts and declares advisable the following amendments to the Company's Certificate of Incorporation, as amended by the Certificate of

  Designation filed by the Company on February 17, 1987 with respect to the Company's $.25 Preferred Stock (the "Certificate of Designation"):

            The designation of the Company's $.25 Preferred Stock is amended so that it shall be "Formula Rate Preferred Stock," and the text of the Certificate of Designation is amended to read in its entirety as follows:

    "RESOLVED: That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors hereby authorizes the issuance of up to 5,000,000 shares of the Preferred Stock of the Company, and hereby fixes the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation, as follows:

            (a)   The initial series of Preferred Stock shall be designated Formula Rate Preferred Stock.

            (b)   The number of shares constituting the Formula Rate Preferred Stock shall be 5,000,000 shares.

            (c)   The Formula Rate Preferred Stock shall have a Par value of $1.00 Per share.

            (d)   In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Formula Rate Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus, an amount equal to $.66 2/3 per share of Formula Rate Preferred Stock (the "Liquidation Preference"), before any payment shall be made or any assets distributed to the holders of Common Stock; provided, however, that in the event the Company effects a stock split, either by way of a lawful stock dividend to the holders of, or a reclassification of the shares of, the Formula Rate Preferred Stock, then the amount of the Liquidation Preference per share which the holders of the Formula Rate Preferred Stock shall be entitled to receive shall be adjusted to be equal to the Liquidation Preference then in effect for shares of Formula Rate Preferred Stock multiplied by a fraction the numerator of which is the number of shares of Formula Rate Preferred Stock outstanding immediately prior to the distribution of shares (in the case of a stock split by way of a stock dividend) or the effectiveness of the stock split (in the case of a stock split by way of a reclassification of shares) and the denominator of which is the number of shares of Formula Rate Preferred Stock outstanding immediately after such stock split. If upon such liquidation, dissolution, or winding up of the Company the assets thus distributed among the holders of Formula Rate Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company are to be distributed ratably among the holders of Formula Rate Preferred Stock. After payment or distribution to the holders of Formula Rate Preferred Stock of the full preferential amounts aforesaid, the holders of Common Stock shall be entitled to receive, ratably, all remaining assets of the Company. A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this paragraph.

            (e)   The holders of the Formula Rate Preferred Stock shall be entitled to receive, subject only to the availability of funds legally available therefor, a cumulative annual cash dividend in the sum of Sixteen and Two-Thirds Cents ($.16 2/3) per share, and no more, which shall be payable in one or more installments, when and as may be declared by the Board of Directors from time to time; provided, however, that in the event the Company effects a stock split, either by way of a lawful stock dividend to the holders of, or a reclassification of the shares of, the Formula Rate Preferred Stock, then the amount of dividend per share which the holders of the Formula Rate Preferred Stock shall be entitled to receive shall be adjusted to be equal to the per share dividend then in effect for shares of Formula Rate Preferred Stock multiplied by a fraction the numerator of which is the number of shares of Formula Rate Preferred Stock outstanding immediately prior to the distribution of shares (in the case of a stock split by way of a stock dividend) or the effectiveness of the stock split (in the case of a stock split by way of a reclassification of shares) and the denominator of which is the number of shares of Formula Rate Preferred Stock outstanding immediately after such stock split. The resulting dividend rate shall hereinafter be referred to as the "Formula Rate." Dividends on the Formula Rate Preferred Stock shall begin to accrue at the Formula Rate from and after the date upon which the shares of stock are distributed (in the case of a stock split by way of a stock dividend) or the reclassification becomes effective (in the case of a stock split by way of reclassification of shares). In the event of any such adjustment the Company shall (i) prepare a certificate setting forth the calculation of the Formula Rate which certificate shall be kept by the Secretary of the Company and made available to any holder of Formula Rate Preferred Stock who requests such certificate, and (ii) notify holders of such stock of the adjustment. The Formula Rate shall continue in effect unless and until the Company effects another stock split, in which case the Formula Rate shall be further adjusted pursuant to the procedure set forth above. Except as provided in this subparagraph (e), the holders of Formula Rate Preferred Stock shall not be entitled to receive or participate in any cash dividends which may be declared by the Board of Directors or paid by the Company.

            (f)    The holders of the Formula Rate Preferred Stock are entitled to vote with the holders of the Common Stock as a single class, as follows:

            1.     On matters subject to a vote by holders of Common Stock the holders of Formula Rate Preferred Stock shall be entitled to ten (10) votes per share, voting as a single class together with the Common Stock, which is entitled to one vote per share.

            2.     The affirmative vote of at least two-thirds of the shares of the Formula Rate Preferred Stock, voting as a single class, shall be required (i) to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Company's Certificate of Incorporation which would adversely affect the preferences, special rights or powers of the Formula Rate Preferred Stock (provided, however, that an amendment that would authorize or create or increase the authorized number of shares of any stock ranking junior to the Formula Rate Preferred Stock shall not be deemed to adversely affect the preferences, rights or powers of the Formula Rate Preferred Stock); or (ii) to authorize, designate or create, or increase the authorized number of shares of, any capital stock of the Company of any class or series, or any security convertible into such capital stock, ranking prior to the Formula Rate Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up. In addition, the affirmative vote of the holders of at least a majority of the Formula Rate Preferred Stock, voting as a single class, shall be required to authorize, designate or create or increase the authorized number of shares of, any class or series of capital stock of the Company or any security convertible into capital stock of the Company of any class ranking on a parity with the Formula Rate Preferred Stock as to dividends and liquidation rights. No affirmative vote or consent of the holders of the Formula Rate Preferred Stock is required for the creation, designation or classification of, or an increase or decrease in the number of shares of, Formula Rate Preferred Stock out of presently authorized shares of Preferred Stock.

            3.     Whenever the cumulative annual dividend on the Formula Rate Preferred Stock shall be in arrears for as much as one calendar year, the number of directors of the Company shall be increased by two, and the holders of the Formula Rate Preferred Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class, to elect by the affirmative vote of the holders of at least a majority of the Formula Rate Preferred Stock, two persons to fill such newly created directorships. Whenever such right of the holders of the Formula Rate Preferred Stock shall have vested, it may be exercised initially either at a special meeting of such holders called as provided below, or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. This special voting right shall continue until such time as all dividends accumulated on the Formula Rate Preferred Stock shall have been paid in full, at which time the special right shall terminate, subject to revesting in the event of each and every subsequent default in an annual dividend which continues for as much as one calendar year. For purposes only of this subparagraph (3) of this paragraph (f), each holder of Formula Rate Preferred Stock shall be entitled to cast one vote for each share of Formula Rate Preferred Stock held by such holder. At any time when such special voting power shall have vested in the holders of the shares of Formula Rate Preferred Stock as provided in this subparagraph (3), a proper officer of the Company shall, upon the written request of the holders of record of at least 10% of the number of shares of Formula Rate Preferred Stock at the time outstanding, addressed to the Secretary of the Company, call a special meeting of the holders of shares of Formula Rate Preferred Stock and of any other class of stock having voting power, for the purpose of electing directors. Such meeting shall be held at the earliest practicable date at the principal office of the Company. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal office, then the holders of record of at least 10% of the number of shares of Formula Rate Preferred Stock at the time outstanding may designate in writing one of their numbers to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at said principal office. Any holder of shares of Formula Rate Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this subparagraph (3), no such special meeting shall be called during the 90 days immediately preceding the date fixed for the next annual meeting of stockholders. At any meeting held for the purpose of electing directors at which the holders of shares of Formula Rate Preferred Stock shall have the special right, voting separately as a class, to elect directors as provided in this subparagraph (3), the presence, in person or by proxy, of the holders of a majority of the number of shares of Formula Rate Preferred Stock at the time outstanding shall be required to constitute a quorum of such class for the election of any director by the holders of the Formula Rate Preferred Stock as a class, each share of Formula Rate Preferred Stock counting, for purposes only of determining the presence of such a quorum, as one share of Formula Rate Preferred Stock. At any such meeting or adjournment thereof, (i) the absence of a quorum of Formula Rate Preferred Stock shall not prevent the election of the directors other than the two directors to be elected by the holders of shares of Formula Rate Preferred Stock voting as a class and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of shares of Formula Rate Preferred Stock voting as a class and (ii) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time, without notice other than announcement at the meeting, until a quorum shall be present. During any period the holders of shares of Formula Rate Preferred Stock have the right to vote as a class for the directors as provided in this subparagraph (3), the directors so elected by the holders of the Formula Rate Preferred Stock shall continue in office until termination of the right of the holders of the Formula Rate Preferred Stock to vote as a class for two directors, and any vacancies in the Board of Directors shall be filled only by vote of a majority (which majority may consist of only a single director) of the remaining directors theretofore elected by the class or classes of stock which elected the director whose office shall have become vacant.

            (g)   The Company shall have the right, but not the obligation, to redeem on or at any time after February 1, 1990 (the date on which the Company gives notice for such redemption is called the "Redemption Date") all, but not less than all, of the shares of the Formula Rate Preferred Stock which are issued and outstanding as of the Redemption Date, upon the payment of the sum of $1.66 2/3 in cash for each outstanding share of the Formula Rate Preferred Stock (the "Redemption Price"); provided, however, that in the event the Company effects a stock split, either by way of lawful stock dividend to the holders of, or a reclassification of the shares of, the Formula Rate Preferred Stock, then the Redemption Price shall be adjusted to an amount per share equal to ten (10) times the Formula Rate, as determined pursuant to the procedure set forth in paragraph (e) of this Certificate of Designation, such adjusted Redemption Price to take effect from and after the date upon which such Formula Rate shall take effect. In the event of any such adjustment the Company shall (i) prepare a certificate setting forth the calculation of the adjusted Redemption Price, which certificate shall be kept by the Secretary of the Company and made available to any holder of Formula Rate Preferred Stock who requests such certificate, and which may be set forth in the same certificate as required by paragraph (e) of this Certificate of Designation, and (ii) notify holders of such stock of the adjustment. Payment of the Redemption Price shall be made within 30 days following the Redemption Date to the holders of record as of the Redemption Date.

            (h)   On the Redemption Date the Company shall, and before such Redemption Date the Company may, deposit for the pro rata benefit of the holders of the shares of the Formula Rate Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York having a capital and surplus of at least $50,000,000. Any monies so deposited by the Company and unclaimed at the end of five years from the Redemption Date shall revert to the general funds of the Company. After such reversion, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Company for the payment of the Redemption Price. Any interest accrued on funds so deposited pursuant to this paragraph (h) shall be paid from time to time to the Company for its own account.

            (i)    Upon the deposit of funds pursuant to paragraph (h) in respect of shares of the Formula Rate Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive any dividends thereon shall cease to accrue from and after the Redemption Date and all rights of the holders of the shares of the Formula Rate Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Redemption Price therefor.

            (j)    In order to conform the dividend rights of the holders of the shares of $.25 Preferred Stock, as amended by the foregoing paragraphs of this Certificate, to the intention of the Board of Directors in declaring a stock split by way of a stock dividend to holders of the Common and Preferred Stock of the Company payable on July 2, 1987 to holders of record as of June 24, 1987, dividends, if any, which may have accrued (but which have not been declared) on shares of $.25 Preferred Stock at any rate in excess of $.16 2/3 per share per annum between July 2, 1987, and the date the amendments to the Certificate effected by these resolutions become effective shall be, and they hereby are, cancelled."

    FURTHER RESOLVED, that, pursuant to Section 242 of the Delaware General Corporation Law, the proper officers of the Corporation are hereby authorized and directed to cause the amendment to the Certificate of Incorporation of the Corporation, as amended by the Certificate of Designation, proposed to be adopted by the preceding resolution (the "Proposed Amendment") to be submitted to the stockholders of the Corporation at the next Annual Meeting of the stockholders of the Corporation for the purpose of voting to approve or disapprove the Proposed Amendment; provided, however, that the Proposed Amendment need not be submitted to such a vote if, prior to said Annual Meeting, the Proposed Amendment shall have been adopted by the written consent of the stockholders of the Corporation pursuant to Section 228 of the Delaware General Corporation Law.

    FURTHER RESOLVED, that, if the Proposed Amendment shall be approved and adopted by the stockholders of the Corporation in accordance with the immediately preceding resolution, the proper officers of the Corporation be, and they hereby are, authorized and directed to make and execute a Certificate of Amendment to the Certificate of Incorporation of the Corporation, setting forth the resolution to so amend the Certificate of Incorporation and certifying that said resolution has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy recorded in the Office of the Recorder of Deeds of New Castle County, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said amendment.

        THIRD: This Certificate of Amendment shall become effective on [      ], 2009 at [      ] [a.m./p.m.].

        FOURTH: This Certificate of Amendment was duly adopted in accordance with § 242 of the DGCL.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [      ] day of [      ], 2009.

Pier 1 Imports, Inc.
By:	/s/ MICHAEL A. CARTER
Name:	Michael A. Carter
Title:	Senior Vice President and General Counsel, Secretary

 Driving Directions
for the
Pier 1 Imports, Inc.
Annual Meeting of Shareholders
at
Pier 1 Imports, Inc.'s Corporate Headquarters
at
10:00 a.m., local time
on
July 1, 2009

Reminder:    You must present your admission ticket at the admissions table in order to attend the Pier 1 Imports, Inc. Annual Meeting of Shareholders. Doors will open at 9:00 a.m., local time.

Below are directions to Pier 1 Imports' corporate headquarters located at 100 Pier 1 Place / 100 Energy Way from various locations in the surrounding area.

  From DFW Airport:

  •
  Take the south exit from the airport.
  •
  After passing through the tollgate, take Hwy. 183 west to Fort Worth. (Follow signs to Fort Worth.)
  •
  Hwy. 183 will merge with Hwy. 121.
  •
  Stay on Hwy. 121 to downtown Fort Worth.
  •
  Take the Belknap exit.
  •
  Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.
  •
  Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

  From Downtown Dallas:

  •
  Take I-30 west from I-35E intersection.
  •
  After approximately 30 miles, take the Summit Ave. exit.
  •
  Turn RIGHT on Summit Ave. Continue for approximately 1/2 mile.
  •
  Turn LEFT on 5th Street.
  •
  Turn RIGHT into Pier 1 Imports. Follow directions for parking.

  From North Dallas:

  •
  Take I-635 (LBJ Freeway) west to Hwy. 121.
  •
  Go south on Hwy. 121.
  •
  Follow signs to downtown Fort Worth.
  •
  Take the Belknap exit.
  •
  Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.
  •
  Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

  From West Fort Worth:

  •
  Take I-30 East.
  •
  Take the Forest Park Blvd. exit and turn LEFT at the light.
  •
  Forest Park Blvd. turns into N. Forest Park Blvd.
  •
  Turn RIGHT on W. 5th Street.
  •
  Continue on W. 5th Street for approx 1/5 mile. Turn LEFT into Pier 1 Imports. Follow directions for parking.

        Parking will be available on a first-come, first-served basis.

If you have any further questions about attending the meeting, please call our Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders You can view the Annual Report and Proxy Statement on the Internet at: http://bnymellon.mobular.net/bnymellon/pir INTERNET http://www.proxyvoting.com/pir Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. 50663 PIER 1 IMPORTS, INC. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this sample X The board of directors recommends a vote “FOR” the election of each of the nominees in Item 1 as a director and “FOR” Items 2, 3, 4 and 5, and “AGAINST” Item 6. FOR AGAINST ABSTAIN Item 1. Election of Directors NOTE: In their discretion, the proxies are authorized to vote, as described in the proxy statement, upon such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting. PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. 1.5 Terry E. London 1.6Alexander W. Smith 1.7Cece Smith 1.1 John H. Burgoyne 1.2Michael R. Ferrari 1.3Robert B. Holland, III 1.4Karen W. Katz Mark Here for Address Change or Comments SEE REVERSE 1.8 Tom M. Thomas Item 2. Proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. – Reverse Stock Split of Common Stock. Item 3. Proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. – Reduce the Par Value of Common Stock. Item 4. Proposal to approve an amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. – Increase the Authorized Number of Shares of Preferred Stock, Shorten Board of Directors’ Authority Description, and Eliminate Formula Rate Preferred Stock Provisions. Item 5. Proposal to ratify the Audit Committee’s approval to engage Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2010. Item 6. Shareholder proposal. FOR AGAINST ABSTAIN The board of directors recommends a vote “AGAINST” Item 6. FOR AGAINST ABSTAIN

PIER 1 IMPORTS, INC. 100 Pier 1 Place, Fort Worth, Texas 76102 PROXY The board of directors solicits this proxy for use at the Annual Meeting of Shareholders, July 1, 2009. The shareholder whose signature appears on the reverse side of this proxy card hereby appoints TOM M. THOMAS, BRUCE A. CHEATHAM and MICHAEL A. CARTER, and each of them, proxies with full power of substitution, to represent and to vote as set forth on this proxy card all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on May 4, 2009, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on July 1, 2009 at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102, and any adjournment or postponement of the meeting. This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted “FOR” the election of each of the nominees in Item 1 as a director, “FOR” Item 2, “FOR” Item 3, “FOR” Item 4, “FOR” Item 5, and “AGAINST” Item 6, and in their discretion, the proxies are authorized to vote, as described in the proxy statement, upon such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the board of directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 ADMISSION TICKET Pier 1 Imports, Inc. Annual Meeting of Shareholders Wednesday, July 1, 2009 – 10:00 a.m. local time Pier 1 Imports Corporate Headquarters Mezzanine Level, Conference Center Room C 100 Pier 1 Place Fort Worth, Texas 76102 If you plan to attend the meeting in person, please bring this ADMISSION TICKET with you to the meeting. Directions to Pier 1 Imports’ corporate headquarters are located on the last page of the proxy statement. 50663 (Continued and to be marked, dated and signed, on the other side)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Questions and Answers Regarding the Annual Meeting
MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP
  Directors Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders
  Non-Employee Director Compensation for the Fiscal Year Ended February 28, 2009
  Security Ownership of Management
  Security Ownership of Certain Beneficial Owners
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PERSON TRANSACTIONS
ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING
  ITEM 1—Election of Directors
  ITEM 2—Proposal to Approve an Amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to Effect a Reverse Stock Split of Pier 1 Imports' Common Stock Having a Split Ratio Between, and Including, 1-for-2 and 1-for-20, as will be Selected by the Board of Directors Prior to the Time of Filing Such Certificate of Amendment with the Delaware Secretary of State
  ITEM 3—Proposal to Approve an Amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to Reduce the Par Value of Pier 1 Imports' Common Stock from $1.00 Per Share to $0.001 Per Share
  ITEM 4—Proposal to Approve an Amendment of the Certificate of Incorporation of Pier 1 Imports, Inc. to Increase the Authorized Number of Pier 1 Imports' Shares of Preferred Stock from 5,000,000 Shares to 20,000,000 Shares, to Shorten the Description of the Authority of the Board of Directors to Issue Such Shares, and to Eliminate the Terms and Provisions of the Formula Rate Preferred Stock
  ITEM 5—Proposal to Ratify the Audit Committee's Approval to Engage Ernst & Young LLP as Pier 1 Imports' Independent Registered Public Accounting Firm for Fiscal 2010
AUDIT COMMITTEE REPORT
  ITEM 6—Shareholder Proposal
EXECUTIVE COMPENSATION
  Compensation Discussion and Analysis
  Summary Compensation Table for the Fiscal Years Ended February 28, 2009, March 1, 2008 and March 3, 2007
  Grants of Plan-Based Awards for the Fiscal Year Ended February 28, 2009
  Outstanding Equity Awards Table for the Fiscal Year Ended February 28, 2009
  Option Exercises and Stock Vested Table for the Fiscal Year Ended February 28, 2009
  Pension Benefits Table for the Fiscal Year Ended February 28, 2009
  Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 28, 2009
  Potential Payments upon Termination or Change in Control
EQUITY COMPENSATION PLAN INFORMATION
OTHER BUSINESS
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
Appendix A—PIER 1 IMPORTS, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
Appendix B—PIER 1 IMPORTS, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
Driving Directions for the Pier 1 Imports, Inc. Annual Meeting of Shareholders